Exhibit 4.19
EXECUTION COPY

FIRST MORTGAGE AND DEED OF TRUST
ITC MIDWEST LLC
TO
THE BANK OF NEW YORK TRUST COMPANY, N.A.
Trustee

Dated as of January 14, 2008

This is a future advance mortgage and secures future advances and Securities delivered hereunder in an unlimited amount
*                                          &nbs p;                            This Instrument Contains After-Acquired Property Provisions
THIS FIRST MORTGAGE AND DEED OF TRUST CONSTITUTES A FINANCING STATEMENT COVERING SUCH OF THE MORTGAGED PROPERTY AS CONSTITUTES COLLATERAL AS TO WHICH A SECURITY INTEREST MAY BE CREATED OR PERFECTED PURSUANT TO THE ILLINOIS UNIFORM COMMERCIAL CODE, WITH RESPECT TO PROPERTY, INCLUDING FIXTURES, OF A TRANSMITTING UTILITY.
NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IN MINNESOTA IS LIMITED TO A DEBT AMOUNT OF $1,720,000.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES.

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SECTION 20.09 Mo. Rev. Statutes Section 432.045 Notice	143
SECTION 20.10 Business Purpose Statement	143
SECTION 20.11 Environmental Representation	143
SECTION 20.12 Notice of Termination As Security For Future Advances	143
SECTION 20.13 Fixture Filing	143

Signatures	122
Acknowledgments	123

Exhibit A Property Description (Real Property)	A-1
Schedule I Recording Information	I-1

          FIRST MORTGAGE AND DEED OF TRUST, dated as of January 14, 2008, between ITC MIDWEST LLC, a limited liability company organized and existing under the laws of the State of Michigan (herein called the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (herein called the “Trustee”).
Recital of the Company
          The Company has duly authorized the execution and delivery of this Indenture, as originally executed and delivered, to provide for the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and all acts necessary to make this Indenture a valid agreement of the Company have been performed. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article I of this Indenture.
Granting Clauses
          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following (subject, however, to the terms and conditions set forth in this Indenture):
Granting Clause First
     All right, title and interest of the Company, as of the date of the execution and delivery of this Indenture, as originally executed and delivered, in and to all property, real, personal and mixed, located in the States of Illinois, Iowa, Minnesota and Missouri, or wherever else situated (other than Excepted Property), including without limitation all right, title and interest of the Company in and to the following property and interests so located (other than Excepted Property):
     (a) all real property owned in fee, easements, easement estates and other interests in real property which are specifically described or referred to in Exhibit A attached hereto and incorporated herein by this reference;
     (b) all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property;

     (c) all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all plants, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes;
     (d) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) above;
     (e) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) above;
     (f) all of the foregoing property in the process of construction; and
     (g) (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
Granting Clause Second
     Subject to the applicable exceptions permitted by Section 8.10(d), Section 13.03 and Section 13.05, all right, title and interest of the Company in all property of every kind and description and wheresoever situate, real, personal and mixed (other than Excepted Property) which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Indenture, as originally executed and delivered;
Granting Clause Third
     Any Excepted Property, which may, from time to time after the date of the execution and delivery of this Indenture, as originally executed and delivered, by delivery or by an instrument supplemental to this Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and
Granting Clause Fourth
     All tenements, hereditaments, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property, with the reversions and remainders thereof;

Excepted Property
     Expressly excepting and excluding, however, from the Lien of this Indenture all right, title and interest of the Company in and to the following property, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):
     (a) all cash on hand or in banks or other financial institutions, deposit accounts, other cash equivalents, shares of stock, interests in general or limited partnerships, bonds, membership interests in limited liability companies, notes, other evidences of indebtedness and other securities, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;
     (b) all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes, chattel paper and other instruments (except to the extent that any of the same constitute securities, in which case they may be separately excepted from the Lien of this Indenture under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same are specifically described in clause (b) of Granting Clause First of this Indenture, in which case they are included within the Lien of this Indenture); and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, domain names, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;
     (c) All automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;
     (d) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of transmission or other electric utility facilities, machinery, equipment or fixtures described or referred to in clause (c) of Granting Clause First of this Indenture;

     (e) all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;
     (f) the last day of the term of each leasehold estate (oral or written) and any agreement therefore, now or hereafter enjoyed by the Company and whether falling within a general or specific description of property herein; provided, however, that the Company covenants and agrees that it will hold each such last day in trust for the use and benefit of the Holders and that it will dispose of each such last day from time to time in accordance with such written order as the Trustee in its discretion may give;
     (g) all permits, licenses, franchises and rights not specifically subjected or required to be subjected to the Lien hereof by the express provisions of this Indenture, whether now owed or hereafter acquired by the Company, which by their terms or by reason of applicable law would become void or voidable if mortgaged or pledged hereunder by the Company or which cannot be granted, conveyed, mortgaged, transferred or assigned by this Indenture without the consent of other parties whose consent is not secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of this Indenture, or which otherwise may not be, or are not, hereby lawfully and effectively granted, conveyed, mortgaged, transferred and assigned by the Company; and
     (h) all real or personal property, which meets all the following conditions:
     (1) not described in the Granting Clauses of this Indenture,
     (2) not subjected or required to be subjected to the Lien hereof by the express provisions of this Indenture, and
     (3) not part of or used or for use in connection with any property specifically subjected or required to be subjected to the Lien hereof by the express provisions of this Indenture;
provided, however, that, subject to the provisions of Section 13.03 (x) if, at any time after the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 11.14 or any receiver appointed pursuant to Section 10.08 or otherwise, shall have entered into possession of all or substantially all of the Mortgaged Property, all the Excepted Property, then owned or held or thereafter acquired by the Company, to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, shall immediately, upon demand of the Trustee or such other trustee or receiver, become subject to the Lien of this Indenture to the extent not prohibited by law or by the terms of any other Lien on such Excepted Property, and the Trustee or such other trustee or receiver may, to the extent not prohibited by law or by the terms of any such other Lien (and subject to the rights of the holders of all such other Liens), at the same time likewise take possession thereof, and (y) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such

Excepted Property shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject to the Lien of this Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property;
          TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;
          SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of this Indenture, as originally executed and delivered, which Liens do not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by this Indenture, (b) as to property acquired by the Company after the date of the execution and delivery of this Indenture, as originally executed and delivered, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens), and (c) Permitted Liens;
          IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;
          PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article IX hereof, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.03 hereof, then and in that case this Indenture shall terminate, and, upon request of the Company, the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and
          IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of the Securities, as follows:

ARTICLE I
Definitions and Other Provisions of General Application
SECTION 1.01 General Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
          (b) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (c) all terms used herein without definition which are defined in the Uniform Commercial Code as in effect in any jurisdiction in which any portion of the Mortgaged Property is located shall have the meanings assigned to them therein with respect to such portion of the Mortgaged Property;
          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture, as originally executed and delivered; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;
          (e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
          (f) references to Articles, Sections and other subdivisions herein are references to Articles, Sections and subdivisions of this Indenture.
          “Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be a non-Independent Person, including an employee or Affiliate of the Company. Each certificate required by any provision of this Indenture to be made by a Person that is an Accountant shall contain a statement from the signers thereof that such Person has read this definition and is an Accountant within the meaning hereof.

          “Acquisition” means the acquisition of the electric transmission assets of Interstate Power and Light Company (“IP&L”) by the Company pursuant to the Asset Sale Agreement dated as of January 18, 2007, between the Company and IP&L.
          “Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 1.07.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Annual Interest Requirements” has the meaning specified in Section 1.04.
          “Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of one or more series.
          “Authorized Officer” means the Manager, the Sole Member, the Chairman of the Board, the President, any Vice President, the Treasurer or the Corporate Secretary of the Company, or any other duly authorized officer of the Company, named in an Officer’s Certificate signed by any two such Authorized Officers.
          “Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.
          “Authorized Purposes” means the authentication and delivery of Securities, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.
          “Board of Directors” means either (i) the board of directors of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture or (ii) if the Company does not have a board of directors, the Manager or Sole Member of the Company, authorized to act in respect of matters relating to the Indenture.

          “Board Resolution” means a copy of a resolution certified by an Authorized Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment, New York, New York, Chicago, Illinois, Detroit, Michigan or such other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 3.01.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the date of the execution and delivery of this Indenture, as originally executed and delivered, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.
          “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
          “Company Order” or “Company Request” means a written request or order signed in the name of the Company by two Authorized Officers of the Company, and delivered to the Trustee.
          “Corporate Trust Office” means the office of the Trustee in Chicago, Illinois, at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture, as originally executed and delivered, is located at 2 N. LaSalle, Suite 1020, Chicago, Illinois, 60602, Attention: Global Corporate Trust.
          “corporation” means a corporation, limited liability company, association, company, joint stock company or business trust.
          “Cost” with respect to Property Additions has the meaning specified in Section 1.03.
          “Defaulted Interest” has the meaning specified in Section 3.07.
          “Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02. “Interest” with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.
          “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

          “Eligible Obligations” means:
     (a) with respect to Securities denominated in Dollars, Government Obligations; or
     (b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities as contemplated by Section 3.01.
          “Event of Default” has the meaning specified in Section 10.01.
          “Excepted Property” has the meaning specified in the granting clauses of this Indenture.
          “Expert” means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property. Each certificate required by any provision of this Indenture to be made by a Person that is an Expert shall contain a statement of the signers thereof that such Person has read this definition and is an Expert within the meaning hereof.
          “Expert’s Certificate” means a certificate signed by an Authorized Officer and by an Expert (which Expert shall be selected by an Authorized Officer, and, except as otherwise required in Sections 4.02, 6.07 and 8.10, may be an employee or Affiliate of the Company, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection) and delivered to the Trustee; provided, however, that, in connection with the release of any property from the Lien of this Indenture, the Expert’s Certificate as to the fair value of such property, and as to the non-impairment by reason of such release of the security of this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the fair value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the principal amount of the Securities at the time Outstanding; but such a certificate of an Independent Expert shall not be required in the case of any release of property, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the principal amount of the Securities at the time Outstanding. The amount stated in any Expert’s Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders.
          “Fair Value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 8.03) and (y) the Fair Value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.
          “Funded Cash” has the meaning specified in Section 1.02.
          “Funded Property” has the meaning specified in Section 1.02.
          “GAAP” means accounting principles generally accepted in the United States of America.
          “Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.
          “Government Obligations” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and
     (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least Fifty Million Dollars ($50,000,000); and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.
          “Holder” means a Person in whose name a Security is registered in the Security Register.
          “Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.
          “Independent”, when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is approved by the Trustee in the exercise of reasonable care. Each certificate required by any provision of this Indenture to be made by a Person that is Independent shall contain a statement of the signers thereof that such Person has read this definition and is Independent within the meaning hereof.
          “Independent Expert’s Certificate” means a certificate signed by an Independent Expert and delivered to the Trustee.
          “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
          “Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest-bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any

Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor Section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.
          “Judgment Currency” has the meaning specified in Section 3.11(b).
          “Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.
          “Manager” means the appointed manager of the Company within the meaning of the Michigan Limited Liability Company Act.
          “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.
          “Mortgaged Property” means, as of any particular time, all property which at such time is subject to the Lien of this Indenture.
          “Net Earnings Certificate” has the meaning provided in Section 1.04.
          “Notice of Default” has the meaning specified in Section 10.01.
          “Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided herein) be an employee of or counsel to the Company. Such counsel shall be reasonably acceptable to the Trustee.
          “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (a) Securities theretofore canceled or delivered to the Securities Registrar or the Trustee for cancellation;
     (b) Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 9.01 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

     (c) Securities which have been paid or in exchange for which or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,
     (x) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such obligor or such Affiliate owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and
     (y) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02; and
provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.
          “Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.
          “Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, all as contemplated in Section 3.01 and clause (b) of Section 4.01.

          “Permitted Liens” means, as of any particular time, any of the following:
     (a) Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;
     (b) (i) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ Liens, other Liens incident to construction, (ii) Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and (iii) other similar Liens, including without limitation Liens for worker’s compensation awards, in the case of each of clauses (i), (ii) and (iii) arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;
     (c) Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percentum (3%) of the aggregate principal amount of the Securities then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review;
     (d) easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;
     (e) (i) defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way in favor of the Company or used or to be used by the Company primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (x) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same, (y) the Company has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or (z) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and (ii) defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;
     (f) Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

     (g) leases existing at the date of the execution and delivery of this Indenture, as originally executed and delivered, affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;
     (h) Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;
     (i) controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
     (j) rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company;
     (k) Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;
     (l) rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any gas, water and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;
     (m) (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;
     (n) any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
     (o) rights and interests granted pursuant to Section 8.02(c);
     (p) Prepaid Liens;
     (q) Purchase Money Liens existing or placed upon property at the time of, or within 180 days after, the acquisition thereof by the Company, provided that Purchase Money Liens, if any, with respect to the electric transmission assets of IP&L acquired by the Company in the Acquisition shall not be Permitted Liens;
     (r) Liens created in connection with the issuance of tax-exempt debt securities to finance the acquisition or construction of property to be used by the Company;
     (s) Liens in favor of the Company or in favor of any Subsidiary of the Company;
     (t) Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens the Company must have disposed of such Property and any Indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary of the Company;
     (u) Liens permitted by Article XIII; and
     (v) Liens securing indebtedness up to seventy-five million dollars ($75,000,000) under the Revolving Credit Agreement.
          “Person” means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust or unincorporated organization or any Governmental Authority.
          “Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 3.01, at which, subject to Section 6.02, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          “Prepaid Lien” means any Lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.
          “Property Additions” has the meaning specified in Section 1.03.
          “Purchase Money Lien” means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property which
     (a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;
     (b) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;
     (c) is granted to any other Person in connection with the release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by such Lien on such property (as well as any other property subject thereto);
     (d) is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or
     (e) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;
and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

          “rate of exchange” has the meaning specified in Section 3.11(b).
          “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.
          “Required Currency” has the meaning specified in Section 3.11.
          “Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the Global Corporate Trust group of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee who has responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Retired Securities” means any Securities authenticated and delivered under this Indenture which (i) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of “Outstanding” (other than any Predecessor Security of any Security), (ii) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.
          “Revolving Credit Agreement” means the revolving credit agreement to be entered into between and among the Company, the lenders party thereto, the administrative agent thereunder and the other parties thereto from time to time, as the same may be amended, supplemented or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.
          “Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.
          “Securities Act” means the United States Securities Act of 1933, as amended.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.
          “Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
          “Sole Member” means ITC Holdings Corp. or its successor.

          “Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.
          “Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company’s obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness, (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness and (c) with respect to variable interest rate indebtedness under Section 3.01, shall be determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication..
          “Stated Maturity”, when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).
          “Subsidiary” of any Person means any Person of which such first Person owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).
          “Successor Corporation” has the meaning set forth in Section 13.01.
          “Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.
          “Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” shall mean each such Person so acting.
          “United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

SECTION 1.02 Funded Property; Funded Cash.
          “Funded Property” means:
          (a) all Property Additions to the extent that the same shall have been designated in an Expert’s Certificate delivered to the Trustee to be deemed to be Funded Property;
          (b) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Securities under this Indenture pursuant to Section 4.02;
          (c) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture pursuant to Section 8.03;
          (d) all Property Additions to the extent that the same shall have been substituted for Funded Property retired pursuant to Section 8.02;
          (e) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee pursuant to Section 4.04 or 8.06; and
          (f) all Property Additions to the extent that the same shall have been used as the basis of a credit against, or otherwise in satisfaction of, the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision established with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 3.01; provided, however, that any such Property Additions shall cease to be Funded Property when all of the Securities of such series or Tranche shall have been paid.
          In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (a), (b), (c), (e) and (f) of this Section, only a part of the Cost or Fair Value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.
          All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 1.03 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property. Neither any reduction in the Cost or book value of property recorded in the plant account of the Company, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.
          The Company may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in the Company’s books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in the Company’s books of account constitute Funded Property or Funded Property retired.
          “Funded Cash” means:
     (a) cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on Funded Property (except as otherwise provided in Section 6.07), or cash deposited in connection with the release of Funded Property pursuant to Article VIII, or the payment of the principal of, or the proceeds of the release of, obligations secured by Purchase Money Lien and delivered to the Trustee pursuant to Article VIII, all subject, however, to the provisions of Section 6.07 and Section 8.06; and
     (b) any cash deposited with the Trustee under Section 4.04.
SECTION 1.03 Property Additions; Cost.
          (a) “Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is subject to the Lien of this Indenture; provided, however, that Property Additions shall not include:
          (i) goodwill, going-concern value rights or intangible property except as provided in subsection (c) of this Section; or
          (ii) any property the cost of acquisition or construction of which is, in accordance with generally accepted accounting principles, properly chargeable to an operating expense account of the Company.
          (b) When any Property Additions are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 8.03 and Section 8.06),
               (i) there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost as determined pursuant to this Section, then such Fair Value, as so certified, in lieu of Cost) of all Funded Property of the Company retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or Fair Value to the Company of Property Additions theretofore certified to the Trustee, and
               (ii) there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of:
          (A) the principal amount of any obligations secured by Purchase Money Lien, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee or the trustee or other holder of a Lien prior to the Lien of this

Indenture as the basis of the release of Funded Property retired from the Lien of this Indenture or such prior Lien, as the case may be;
          (B) ten-sevenths (10/7) of the amount of any cash, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture as the proceeds of insurance on Funded Property retired (to the extent of the portion thereof deemed to be Funded Cash) or as the basis of the release of Funded Property retired from the Lien of this Indenture or from such prior Lien, as the case may be;
          (C) ten-sevenths (10/7) of the principal amount of any Security or Securities, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, (I) which shall theretofore have been delivered to the Trustee as the basis of the release of Funded Property retired or (II) the right to the authentication and delivery of which under the provisions of Section 4.03 shall at any time theretofore have been waived under Section 8.03(d)(iii) as the basis of the release of Funded Property retired;
          (D) the Cost or Fair Value to the Company (whichever shall be less), after making any deductions and any additions pursuant to this Section, of any Property Additions, not theretofore so added and which the Company then elects so to add, which shall theretofore have been made the basis of the release of Funded Property retired (such Fair Value to be the amount shown in the Expert’s Certificate delivered to the Trustee in connection with such release); and
          (E) the Cost to the Company of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;
provided, however, that the aggregate of the amounts added under clause (ii) above shall in no event exceed the amounts deducted under clause (i) above.
          (c) Except as otherwise provided in Section 8.03, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by a prior Lien upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,
          (x) with respect to Property Additions owned by a Successor Corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a Successor Corporation in or as a result of a consolidation or merger (excluding, in any case,

Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such Successor Corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;
          (y) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof; and
          (z) in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.
          If any Property Additions are shown by the Expert’s Certificate provided for in Section 4.02(b)(ii) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.
SECTION 1.04 Net Earnings Certificate; Adjusted Net Earnings; Annual Interest Requirement.
          “Net Earnings Certificate” means a certificate signed by an Authorized Officer of the Company and an Accountant stating:
     (a) the Adjusted Net Earnings of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the Company Order requesting the authentication and delivery under this Indenture of Securities is delivered to the Trustee, specifying:
     (1) its operating revenues (which may include revenues of the Company subject when collected to possible refund at a future date) with the principal divisions thereof;
     (2) its operating expenses, with the principal divisions thereof, including, without limitation, (a) expenses and accruals for operations, maintenance and repairs, (b) depreciation and amortization, (c) expenses for taxes other than income, profits and other taxes measured by, or dependent on, net income, (d) assessments, (e) rental expense and (f) insurance;

     (3) the amount remaining after deducting the amount required to be stated in such certificate by clause (2) above from the amount required to be stated therein by clause (1) above;
     (4) its rental revenues (net) not otherwise included above;
     (5) the sum of the amounts required to be stated in such certificate by clauses (3) and (4) of this Section;
     (6) its other income (net);
     (7) the sum of the amounts required to be stated in such certificate by clauses (5) and (6) of this Section;
     (8) the amount, if any, by which the aggregate of (a) such other income (net) and (b) that portion of the amount required to be stated in such certificate by clause (5) above which, in the opinion of the signers, is directly derived from the operations of property (other than paving, grading and other improvements to, under or upon public highways, bridges, parks or other public properties of analogous character) not subject to the Lien of this Indenture at the date of such certificate, exceeds fifteen per centum (15%) of the sum required to be stated by clause (7) above; provided, however, if the amount required to be stated in such certificate by clause (5) above includes revenues from the operation of property not subject to the Lien of this Indenture, there shall be included in the calculation to be made pursuant to this clause (8) such reasonable interdepartmental or interproperty revenues and expenses between the Mortgaged Property and the property not subject to the Lien hereof as shall be allocated to such respective properties by the Company; and
     (9) the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the amount remaining after deducting in such certificate the amount required to be stated by clause (8) above from the sum required to be stated by clause (7) above).
     (b) the “Annual Interest Requirements”, being the interest requirements for twelve (12) months, at the respective Stated Interest Rates, if any, borne prior to Maturity, upon:
     i. all Securities Outstanding hereunder at the date of such certificate, except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if Outstanding Securities of any series bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate;
     ii. all Securities then applied for in pending applications for new Securities, including the application in connection with which such certificate is made; provided, however, that if Securities of any series are to bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and deliver of such Securities; and provided, further, that the determination of the interest requirement on Securities of a series subject to a Periodic Offering shall be further subject to the provisions of Section 4.01(d); and

     iii. the principal amount of all other indebtedness (except indebtedness for the payment of which the Securities applied for are to be issued and indebtedness secured by a Prepaid Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture), outstanding on the date of such certificate and secured by Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture, if such indebtedness has been issued, assumed or guaranteed by the Company or if the Company customarily pays the interest upon the principal thereof; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate.
          Notwithstanding anything herein to the contrary, neither profits nor losses from the sale or other disposition of property, nor extraordinary items of any kind or nature (including such items as transaction costs, transition costs and costs associated with any change in accounting principals, relating directly or indirectly to the Acquisition or to the Company’s status as a stand-alone company), whether items of revenue or expense, shall be included in calculating Adjusted Net Earnings in accordance with clause (a) above.
          If any of the property of the Company owned by it at the time of the making of any Net Earnings Certificate (a) shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the Adjusted Net Earnings of the Company and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable, then the Adjusted Net Earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the Adjusted Net Earnings of the Company, shall be so included.
          In any case where a Net Earnings Certificate is required as a condition precedent to the authentication and delivery of Securities, such certificate shall also be made and signed by an independent public accountant, (except in the case of the initial issuance of Securities hereunder) if the aggregate principal amount of Securities then applied for plus the aggregate principal amount of Securities authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earnings Certificate is not required, or with respect to which a Net Earnings Certificate made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the principal amount of the Securities at the time Outstanding; provided, that no Net Earnings Certificate need be made and signed by any person other than an Authorized Officer of the Company and an Accountant, as to dates or periods not covered by annual reports required to be prepared by the Company pursuant to the Indenture, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.
SECTION 1.05 Compliance Certificates and Opinions.
          Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture,

the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.
SECTION 1.06 Content and Form of Documents Delivered to Trustee.
          (a) Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters which are required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.
          Any Expert’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such Expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.
          Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.
          Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, lien search certificates and other similar documents, (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company, (iii) certificates or affidavits of the recordings or filings from licensed title insurance agencies or their agents or (iv) any combination of the documents referred to in (i), (ii) and (iii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate, certificate of an Accountant or Expert’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.
          (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          (c) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Expert’s Certificate, Net Earnings Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of the Lien of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.
SECTION 1.07 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article XV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 15.06.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.
          (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.
          (f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.
          (g) The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 10.02, any request to institute proceedings referred to in Section 10.11 or any direction referred to in Section 10.16. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding Securities shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section).
SECTION 1.08 Notices, Etc. to Trustee and Company.
          Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered mail, return receipt requested, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:
If to the Trustee, to:
The Bank of New York Trust Company, N.A.
2 N. LaSalle, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust
If to the Company, to:
ITC Midwest LLC
39500 Orchard Hill Place
Suite 200
Novi, Michigan 48375
Attention: Daniel J. Oginsky, Esq.
          Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.
SECTION 1.09 Notice to Holders of Securities; Waiver.
          Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
          Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.10 Conflict with Trust Indenture Act.
          If this Indenture shall become qualified and shall become subject to the Trust Indenture Act, if any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if this Indenture shall become qualified and shall become subject to the Trust Indenture Act, if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control to the extent it is applicable. Except as expressly provided otherwise herein, any reference herein to a requirement under the Trust Indenture Act shall only apply upon and so long as this Indenture is qualified under and subject to the Trust Indenture Act.
SECTION 1.11 Effect of Headings and Table of Contents.
          The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.12 Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 1.13 Separability Clause.
          In case any provision in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.14 Benefits of Indenture.
          Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 1.15 Governing Law.
          This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, except, if this Indenture shall become qualified and subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of this Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.
SECTION 1.16 Submission to Jurisdiction.
          The Company irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Indenture or the Securities of any series may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 1.17 Waiver of Jury Trial.
          Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities and the transactions contemplated hereby.
SECTION 1.18 Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.
SECTION 1.19 Investment of Cash Held by Trustee.
          Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Section 8.06 or in Article IX, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company in or pursuant to a Company Order (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to any provision of this Indenture.
          Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.
ARTICLE II
Security Forms
SECTION 2.01 Forms Generally.
          The definitive Securities of each series shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 4.01 for the authentication and delivery of such Securities.
          The Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.
SECTION 2.02 Form of Trustee’s Certificate of Authentication.
          The Trustee’s certificate of authentication shall be in substantially the form set forth below:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
      as Trustee
By:
     Authorized Signatory
ARTICLE III
The Securities
SECTION 3.01 Amount Unlimited; Issuable in Series.
          Subject to the provisions of Article IV, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
          The Securities may be issued in one or more series. Subject to the penultimate paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, prior to the issuance of Securities of any series:
          (a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);
          (b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.05, 3.06, 5.06 or 14.05 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);
          (c) the Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;
          (d) the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

          (e) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 3.10;
          (f) the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;
          (g) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;
          (h) the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund, maintenance and renewal or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 5.04 in the case of mandatory redemption or redemption at the option of the Holder;
          (i) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of Two Thousand Dollars ($2,000) and any integral multiples of One Thousand Dollars ($1,000) in excess thereof;
          (j) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article IV), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

          (k) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article IV), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made;
          (l) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of principal amount under Article IV) shall be made on the basis of the fair market value of such securities or the Fair Value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;
          (m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations of principal amount under Article IV) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;
          (n) if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 10.02;
          (o) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;
          (p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 9.01;

          (q) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;
          (r) if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 14.01;
          (s) to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;
          (t) any exceptions to Section 1.16, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and
          (u) any other terms of the Securities of such series, or any Tranche thereof, not inconsistent with the provisions of this Indenture.
          With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 4.01.
          Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Securities of any series the terms of which, established as contemplated by this Section, would affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.
SECTION 3.02 Denominations.
          Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of Two Thousand Dollars ($2,000) and any integral multiples of One Thousand Dollars ($1,000) in excess thereof.
SECTION 3.03 Execution, Dating, Certificate of Authentication.
          Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.
          Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.
          Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual or facsimile signature of an authorized officer thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if (a) any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, (b) the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 3.09, and (c) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.05 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, then, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.
SECTION 3.04 Temporary Securities.
          Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.
          Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.
          Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.
SECTION 3.05 Registration, Registration of Transfer and Exchange.
          The Company shall cause to be kept in one of the offices designated pursuant to Section 6.02, with respect to the Securities of each series, or any Tranche thereof, a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series, and such Person is referred to herein, with respect to such series, as the “Security Registrar”. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times. Except as otherwise specified or contemplated by Section 3.01 with respect to the Securities or any series, or any Tranche thereof, the Trustee shall initially serve as Security Registrar.
          Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.
          Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
          All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.
          Unless otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 5.06 or 14.05 not involving any transfer.
          The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities.
          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 3.07 Payment of Interest; Interest Rights Preserved.
          Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than ten (10) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

          (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 3.08 Persons Deemed Owners.
          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.05 and 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
SECTION 3.09 Cancellation by Security Registrar.
          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with the Security Registrar’s then customary practice for disposing of securities, unless otherwise directed by a Company Order; provided, however, that the Security Registrar shall not be required to destroy any canceled Securities.
SECTION 3.10 Computation of Interest.
          Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 3.11 Payment to Be in Proper Currency.
          (a) In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 3.01, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.
          (b) The Company agrees to indemnify and hold harmless the Trustee and each Holder from time to time of Securities against any loss incurred by the Trustee or such Holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trustee or such Holder is able to purchase Dollars with the amount of Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
SECTION 3.12 CUSIP Numbers.
          The Company in issuing the Securities may use “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee or Security Registrar may use “CUSIP,” “ISIN” or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP, ISIN or such other number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or such other numbers.

ARTICLE IV
Issuance of Securities
SECTION 4.01 General.
          Subject to the provisions of Section 4.02, 4.03 or 4.04, whichever may be applicable, the Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:
          (a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.01 and 3.01;
          (b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Section 3.01, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;
          (c) the Securities of such series, executed on behalf of the Company by an Authorized Officer;
          (d) except with respect to the first issuance of Securities under this Indenture, a Net Earnings Certificate showing the Adjusted Net Earnings of the Company for the period therein specified to have been not less than an amount equal to two (2) times the Annual Interest Requirements therein specified, all in accordance with the provisions of Section 1.04; provided, however, that the Trustee shall not be entitled to receive a Net Earnings Certificate hereunder if the Securities of such series are to have no Stated Interest Rate prior to Maturity; and provided, further, that, with respect to Securities of a series subject to a Periodic Offering, other than Securities theretofore authenticated and delivered, (i) it shall be assumed in such Net Earnings Certificate that none of such Securities shall have a Stated Interest Rate in excess of a maximum rate to be stated therein, and no Securities which would have a Stated Interest Rate at the time of the initial authentication and delivery thereof in excess of such maximum rate shall be authenticated and delivered under the authority of such Net Earnings Certificate and (ii) the Trustee shall be entitled to receive such Net Earnings Certificate only once, at or prior to the time of the first authentication and delivery of the Securities of such series;
          (e) an Opinion of Counsel to the effect that:
          (i) the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

          (ii) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;
          (iii) when such Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, enforceable in accordance with their terms and entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding; and
          (iv) the Company has obtained the consent of any and all Governmental Authorities the consent of which is requisite to the legal issue of such Securities, specifying any certificates or other documents by which such consent is or may be evidenced or that no consent of any Governmental Authorities is requisite;
provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all such Securities) and that, in lieu of the opinions described in clauses (ii), (iii) and (iv) above, counsel may opine that:
               (x) when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture;
               (y) when such Securities shall have been authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, enforceable in accordance with their terms and entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding; and
               (z) the Company has obtained the consent of any and all Governmental Authorities to the consent of which is requisite to the legal issue of such Securities, specifying any certificates or other documents by which such consent is or may be evidenced or that no consent of any Governmental Authorities is requisite; and
          (f) an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Securities of a series subject to a Periodic Offering, either (i) such an Officer’s Certificate shall be delivered at the time of the authentication and delivery of each Security of such series or (ii) the Officer’s Certificate delivered at or prior to the time of the first authentication and delivery of the Securities of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Securities of such series; and
          (g) such other Opinions of Counsel, certificates and other documents as may be required under Section 4.02, 4.03 or 4.04, whichever may be applicable to the authentication and delivery of the Securities of such series.
          With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article IV at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company and that the requirements of any tax law applicable to the issuance of such securities have been complied with.
SECTION 4.02 Issuance of Securities on the Basis of Property Additions.
          (a) Securities of any one or more series may be authenticated and delivered on the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding sixty-six and two-thirds percentum (66 2/3%) of the balance of the Cost or the Fair Value to the Company of such Property Additions (whichever shall be less) after making any deductions and any additions pursuant to Section 1.03(b), except as otherwise specified in Section 1.03(b).
          (b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of Property Additions upon receipt by the Trustee of:
          (i) the documents with respect to the Securities of such series specified in Section 4.01;
          (ii) an Expert’s Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order requesting the authentication and delivery of such Securities,
               (A) describing in reasonable detail all property constituting Property Additions and designated by the Company, in its discretion, to be made the basis of the authentication and delivery of such Securities (such description of property to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in the Company’s books of account or portions thereof, on a Dollar basis), and stating the Cost of such property;

               (B) stating that all such property constitutes Property Additions;
               (C) stating that such Property Additions are desirable for use in the conduct of the business, or one of the businesses, of the Company;
               (D) stating that such Property Additions, to the extent of the Cost or Fair Value to the Company thereof (whichever is less) to be made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;
               (E) stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;
               (F) briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;
               (G) stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value thereof to the Company, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not such Fair Value is less than one percentum (1%) of the aggregate principal amount of Securities then Outstanding;
               (H) stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except to the extent that the Fair Value to the Company of such Property Additions is to be made in an Independent Expert’s Certificate pursuant to clause (iii) below;
               (I) stating the amount required to be deducted under Section 1.03(b)(i) and the amounts elected to be added under Section 1.03(b)(ii) in respect of Funded Property retired of the Company;
               (J) if any property included in such Property Additions is subject to a Lien of the character described (1) in clause (d) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole, or (2) in clause (g)(ii) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of such property for the purposes for which it is held by the Company or (3) in clause (o) of the definition of Permitted Liens, stating that the enforcement of any such Lien would not, in the judgment of the signers, adversely affect the interests of the Company in such property in any material respect;
               (K) stating the lower of the Cost or the Fair Value to the Company of such Property Additions, after the deductions therefrom and additions thereto specified in such Expert’s Certificate pursuant to clause (I) above;
               (L) stating the amount equal to sixty-six and two-thirds percentum (66 2/3%) of the amount required to be stated pursuant to clause (K) above; and
               (M) stating the aggregate principal amount of the Securities to be authenticated and delivered on the basis of such Property Additions (such amount not to exceed the amount stated pursuant to clause (L) above);
          (iii) in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one percentum (1%) of the aggregate principal amount of Securities then Outstanding, an Independent Expert’s Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert’s Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Expert’s Certificate provided for in clause (ii) above and (Y) in case such Independent Expert’s Certificate is being delivered in connection with the authentication and delivery of Securities, any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert’s Certificate has not previously been furnished to the Trustee;
          (iv) in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert’s Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;
          (v) an Opinion of Counsel to the effect that:
               (A) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a Lien on all the Property Additions to be made the basis of the authentication and delivery of such Securities;

               (B) the Property Additions to be made the basis of the authentication and delivery of such Securities are subject to no mortgage or other consensual Lien thereon prior to the Lien of this Indenture, except Permitted Liens; and to the knowledge of such counsel, the Property Additions to be made the basis of the authentication and delivery of such Securities are subject to no Lien thereon prior to the Lien of this Indenture except (i) Permitted Liens or (ii) where the existence of any Liens prior to the Lien of this Indenture would not materially and adversely affect the security afforded by this Indenture; and
               (C) the Company has corporate or other requisite organizational authority to operate the Property Additions with respect to which the application is made;
          (vi) an Officer’s Certificate containing a representation and warranty of the Company that the Property Additions to be made the basis of the authentication and delivery of such Securities are subject to no Lien thereon prior to the Lien of this Indenture, except (i) Permitted Liens or (ii) Liens prior to the Lien of this Indenture which would not materially and adversely affect the security afforded by this Indenture; and
          (vii) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (b)(v) (A) of this Section 4.02.
SECTION 4.03 Issuance of Securities on the Basis of Retired Securities.
          (a) Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.
          (b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of Retired Securities upon receipt by the Trustee of:
          (i) the documents with respect to the Securities of such series specified in Section 4.01; provided, however, that no Net Earnings Certificate shall be required to be delivered unless:
          (A) the Stated Maturity of the Retired Securities to be made the basis for such issuance is a date more than two years after the date of the Company Order requesting the authentication and delivery of such Securities, and
          (B) the Stated Interest Rate, if any, on such Retired Securities in effect immediately prior to Maturity is less than the Stated Interest Rate, if any, on such Indenture Securities to be in effect upon the initial authentication and delivery thereof; and
          (ii) an Officer’s Certificate stating that Retired Securities, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for the authentication and delivery of such Securities.

SECTION 4.04 Issuance of Securities on the Basis of Deposit of Cash.
          (a) Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the amount of, any deposit with the Trustee of cash for such purpose.
          (b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of the deposit of cash when the Trustee shall have received, in addition to such deposit, the documents with respect to the Securities of such series specified in Section 4.01.
          (c) All cash deposited with the Trustee under the provisions of this Section shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee, in an amount equal to the aggregate principal amount of Securities the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this Section 4.04(c) otherwise provided).
          Upon any such application for withdrawal, the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of Securities except that the Company shall not be required to deliver the documents specified in Section 4.01.
          Any withdrawal of cash under this Section 4.04(c) shall operate as a waiver by the Company of its right to the authentication and delivery of the Securities on which it is based and such Securities may not thereafter be authenticated and delivered hereunder. Any Property Additions which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash; and any Retired Securities which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash.
          (d) If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, payment or redemption of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 8.06.
ARTICLE V
Redemption of Securities
SECTION 5.01 Applicability of Article.
          Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of such series or Tranche) in accordance with this Article.

SECTION 5.02 Election to Redeem; Notice to Trustee.
          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.
SECTION 5.03 Selection of Securities to Be Redeemed.
          If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series or Tranche, or, in the absence of any such provision, pro rata or by such method of random selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of Securities and portions of Securities (except as otherwise specified as contemplated by Section 3.01 for Securities of such series or Tranche, in amounts of $2,000 or any integral multiples of $1,000 in excess thereof) of the principal amount of Securities of such series or Tranche having a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 5.04 Notice of Redemption.
          Notice of redemption shall be given in the manner provided in Section 1.09 to the Holders of the Securities to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

          All notices of redemption shall state:
          (a) the Redemption Date,
          (b) the Redemption Price,
          (c) if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,
          (d) that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
          (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Securities that such surrender shall not be required,
          (f) that the redemption is for a sinking or other fund, if such is the case,
          (g) the CUSIP, ISIN and/or other similar number of the Securities to be redeemed, and
          (h) such other matters as the Company shall deem desirable or appropriate.
          With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 9.01, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.
          Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

SECTION 5.05 Securities Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Security; and provided, further, that, except as otherwise specified as contemplated by Section 3.01 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 3.07.
SECTION 5.06 Securities Redeemed in Part.
          Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE VI
COVENANTS
SECTION 6.01 Payment of Securities; Lawful Possession; Maintenance of Lien.
          (a) The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.
          (b) At the date of the execution and delivery of this Indenture, as originally executed and delivered, the Company covenants and agrees that it shall be lawfully possessed of the Mortgaged Property.

          (c) The Company shall maintain and preserve the Lien of this Indenture so long as any Securities shall remain Outstanding, subject, however, to the provisions of Article IX and Article XIII.
SECTION 6.02 Paying Agent; Place of Payment; Maintenance of Office or Agency.
          The Company shall designate one or more Persons to serve as Paying Agent with respect to the Securities at the Place of Payment. Except as otherwise specified or contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, the Trustee shall initially serve as Paying Agent. The Company may change the Place of Payment, appoint one or more Paying Agents (including the Company) and may remove any Paying Agent at its discretion.
          The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 1.09. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made and registration of transfer or exchange thereof may be effected at the office or agency of the Trustee located at c/o The Bank of New York, Trust Services Window, 101 Barclay Street, New York, New York 10286, and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.
          The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 1.09, of any such designation or rescission and of any change in the location of any such other office or agency.
          Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.
SECTION 6.03 Money for Securities Payments to Be Held in Trust.
          If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.
          Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.
          The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
          (a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (b) give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and
          (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.
          The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article IX; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Subject to applicable laws regarding abandoned property, any money deposited with the Trustee or any Paying Agent (other than money held under the provisions of Article IX), or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, shall, upon receipt of a Company Request and at the expense of the Company, cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.
SECTION 6.04 Corporate Existence.
          Subject to the rights of the Company under Article XIII, the Company shall at all times (i) preserve and keep its existence as a corporation in full force and effect under the laws of the State in which the Company is incorporated or organized and its qualification to do business in each other jurisdiction in which the conduct of its business requires such qualification, and (ii) obtain, preserve and maintain its rights, privileges and franchises necessary for the ownership and operation of its electric transmission system.
SECTION 6.05 Maintenance of Properties.
          The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order, reasonable wear and tear excepted, and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property.
SECTION 6.06 Payment of Taxes; Discharge of Liens.
          The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall make reasonable effort to observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be created or exist upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens and other than, in the case of property hereafter acquired, Purchase Money Liens and any other Liens existing or placed thereon at the time of the acquisition thereof; provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee or (iii) to pay, discharge or make provisions for any Liens existing on the Mortgaged Property at the date of execution and delivery of this Indenture, as originally executed and delivered, provided, however, that such Liens do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company.
SECTION 6.07 Insurance.
          (a) The Company shall (i) keep or cause to be kept all the property subject to the Lien of this Indenture insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Five Million Dollars ($5,000,000) and (B) three percentum (3%) of the principal amount of Securities Outstanding on the date of such particular loss) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Five Million Dollars ($5,000,000) and (Y) three percentum (3%) of the principal amount of Securities Outstanding on the date of such particular loss) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof in respect of such loss if the terms thereof require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.
          Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of (A) Five Million Dollars ($5,000,000) and (B) three percentum (3%) of the principal amount of the Securities Outstanding on the date such policy goes into effect and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percentum (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.
          (b) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any other Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject to this Section 6.07, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged or lost, upon receipt by the Trustee of:
          (i) a Company Request requesting such payment,
          (ii) an Expert’s Certificate:
          (A) describing the property so damaged or destroyed or otherwise lost;
          (B) stating the Cost of such property (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or Fair Value;
          (C) stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and
          (D) stating the Fair Value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if
     (I) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and
     (II) the Fair Value to the Company of such property as set forth in such Expert’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percentum (1%) of the aggregate principal amount of the Securities at the time Outstanding, the Expert making the statement required by this clause (D) shall be an Independent Expert, and
          (iii) an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged or otherwise lost.

          Any such moneys not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.06; provided, however, that the amount of such moneys exceeding seventy percentum (70%) of the amount stated pursuant to clause (B) in the Expert’s Certificate referred to above, shall not be deemed to be Funded Cash, shall not be subject to Section 8.06 and shall be remitted to or upon the order of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 8.06.
          Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 6.07.
          (c) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to other Liens prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Trustee of:
               (i) a Company Request requesting such payment;
               (ii) an Expert’s Certificate stating:
          (A) that such moneys were paid to or received by the Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and
          (B) if true, either (I) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 1.03, is not less than zero (0) or (II) that the amount of such loss does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Request requesting such payment; or
          (C) if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof); and
               (iii) if the Expert’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to seventy percentum (70%) of the amount shown in clause (ii)(C) above.
          To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.
          (d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.
SECTION 6.08 Recording, Filing, etc.
          The Company shall cause this Indenture, as originally executed and delivered, and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee, and shall furnish to the Trustee:
          (a) (i) upon closing of the initial issuance of Securities hereunder, an Opinion of Counsel stating that in the opinion of such counsel the Indenture and each supplemental indenture (or any other instrument, notice, memorandum or financing statement in connection therewith) have been properly filed and, upon recording of the Indenture as a mortgage of real and personal property by the recording official in each proper office in all jurisdictions in which the Mortgaged Property is located, will make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective and (ii) as promptly as practicable after the execution and delivery of this Indenture, as originally executed and delivered, and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or any other instrument, notice, memorandum or financing statement in connection therewith) has been properly recorded and filed in each proper office in all jurisdictions in which the Mortgaged Property is located, so as to make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; provided that, in each case, such Opinion of Counsel need not address the priority of the Lien of the Indenture so long as the Company, concurrently with the delivery of such Opinion of Counsel, provides a representation and warranty in an Officer’s Certificate that the Lien of the Indenture is a first priority Lien subject to no prior Lien other than (i) Permitted Liens or (ii) other Liens that would not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by the Indenture. The Company shall be deemed to be in compliance with this subsection (a) if (x) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or any other instrument, notice, memorandum or financing statement in connection therewith) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel, upon recording of this Indenture or such supplemental indenture as a mortgage of real and personal property by the recording official in such jurisdiction, such recording will make effective the Lien intended to be created by this Indenture or such supplemental indenture; provided that such Opinion of Counsel need not address the priority of the Lien of the Indenture so long as the Company, concurrently with the delivery of such Opinion of Counsel, provides a representation and warranty in an Officer’s Certificate that the Lien of the Indenture is a first priority Lien subject to no prior Lien other than (i) Permitted Liens or (ii) other Liens that would not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by the Indenture, and (y) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture, as originally executed and delivered, or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture (or such other instrument, notice, memorandum or financing statement in connection therewith) is required to be recorded or filed; and
          (b) on or before May 1 of each year, beginning May 1, 2008, an Opinion of Counsel stating either (i) that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this Indenture and of each indenture supplemental to this Indenture (or any other instrument, notice, memorandum or financing statement in connection therewith), as is necessary to maintain the effectiveness of the Lien hereof, and reciting the details of such action, or (ii) that in the opinion of such counsel no such action is necessary to maintain the effectiveness of such Lien; provided that such Opinion of Counsel need not address the priority of the Lien of the Indenture so long as the Company, concurrently with the delivery of such Opinion of Counsel, provides a representation and warranty in an Officer’s Certificate that the Lien of the Indenture is a first priority Lien subject to no prior Lien other than (i) Permitted Liens or (ii) other Liens that would not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by the Indenture.
          The Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed and intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.
SECTION 6.09 Additional Collateral.
          With respect to any property acquired after the date hereof by the Company as to which the Trustee, for the equal and ratable benefit of the Holders of the Securities, does not have a perfected Lien, the Company shall promptly (i) execute and deliver to the Trustee such documents as shall be necessary or advisable to grant to the Trustee, for the equal and ratable benefit of the Holders of the Securities, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Trustee, for the equal and ratable benefit of the

Holders of the Securities, a perfected first priority security interest in such property, to the extent such perfection can be accomplished by filing for recording, including the filing of financing statements in such jurisdictions as may be required by this Indenture or as may be requested by the Trustee.
SECTION 6.10 Waiver of Certain Covenants.
          The Company may omit in any particular instance to comply with any term, provision or condition set forth in:
          (a) any covenant or restriction specified with respect to the Securities of any one or more series, or any one or more Tranches thereof, as contemplated by Section 3.01 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (a), (b), (c) or (d) in Section 14.02 without the consent of the Holders specified in such Section; and
          (b) Section 6.04, 6.05, 6.06 or 6.07 or Article XIII if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;
but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
SECTION 6.11 Annual Officer’s Certificate as to Compliance; Statement by Officer as to Default.
          Not later than May 1 in each year, commencing May 1, 2008, the Company shall deliver to the Trustee an Officer’s Certificate executed by an Authorized Officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.
          The Company shall deliver to the Trustee, for delivery to the Holders, as soon as possible and in any event within five calendar days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such default or Event of Default and the action which the Company proposes to take with respect thereto.

SECTION 6.12 Environmental
          (a) In addition to and without limitation of all other representations, warranties and covenants made by the Company under this Indenture, the Company further represents, warrants and covenants that the Company has not used Hazardous Materials (as defined hereinafter) on, from or affecting the Mortgaged Property or any part thereof in any manner which materially violates any applicable federal, state or local laws, ordinances, rules, or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the Company is not conducting its operations, nor has previously conducted its operations in material violation of any applicable Environmental Law (as defined hereinafter); and that, to the knowledge of the Company, there are no Hazardous Materials located in, at, on, or under the Mortgaged Property that are reasonably expected to require the Company to incur material costs or expenses for investigation, removal, or remedial or corrective action, or that are reasonably likely to result in material liabilities of, or losses, damages or costs to the Company under any applicable Environmental Laws. To the Company’s knowledge, no prior or current owner, operator or tenant of any of the Mortgaged Property has used or is using Hazardous Materials on, from, or affecting any of the Mortgaged Property in any manner which materially violates any applicable Environmental Law. Without limiting the foregoing, the Company shall not cause or permit the Mortgaged Property or any part thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in material compliance with all, or in a manner that would not reasonably be expected to result in material liability or costs under any, Environmental Laws, nor shall the Company cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company or any tenant, a release of Hazardous Materials onto the Mortgaged Property or any portion thereof or onto any other property that would result in the incurrence by the Company of material costs or liabilities under applicable Environmental Laws. The Company shall comply in all material respects with, and undertake all commercially reasonable efforts to ensure compliance by all tenants with, all applicable Environmental Laws, whenever and by whomever triggered, and shall obtain and comply in all material respects with, and undertake all commercially reasonable efforts to ensure that all tenants obtain and comply with, any and all approvals, registrations or permits required thereunder.
     (b) For purposes of this Section 6.12, Section 11.04, and Section 11.07 hereof, “Hazardous Materials” means, without limit, any pollutant, contaminant or hazardous, toxic, medical, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for purpose of, any applicable Environmental Law, including, without limitation, any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, disease-causing agent or pathogen, and any other substance that gives rise to liability under any applicable Environmental Law.
     “Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, judgment, directive, decree, permit, license or common law as in effect now, previously, or at any time during the term of this Indenture, and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the use, manufacture, production, refinement, generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety in relation to exposure to Hazardous Materials.
ARTICLE VII
[Reserved]
ARTICLE VIII
Possession, Use And Release of Mortgaged Property
SECTION 8.01 Quiet Enjoyment.
          Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).
SECTION 8.02 Dispositions without Release.
          Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:
          (a) sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a Fair Value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Permitted Liens and any other Liens to which the property sold or otherwise disposed of was subject;
          (b) cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests; and
          (c) grant, free from the Lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company.
SECTION 8.03 Release of Funded Property.
          Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:
          (a) a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release;
          (b) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;
          (c) an Expert’s Certificate made and dated not more than ninety (90) days prior to the date of such Company Order:
               (i) describing the property to be released;
               (ii) stating the Fair Value, in the judgment of the signers, of the property to be released;
               (iii) stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); and
               (iv) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;
          (d) an amount in cash to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which sixty-six and two-thirds percentum (66 2/3%) of the amount referred to in clause (c)(iii) above exceeds the aggregate of the following items:
               (i) an amount equal to sixty-six and two-thirds percentum (66 2/3%) of the aggregate principal amount of any obligations secured by Purchase Money Lien delivered to the Trustee, to be held as part of the Mortgaged Property, subject to the limitations hereafter in this Section set forth;
               (ii) an amount equal to sixty-six and two-thirds percentum (66 2/3%) of the Cost or Fair Value to the Company (whichever is less), after making any deductions and any additions pursuant to Section 1.03, of any Property Additions not constituting Funded Property described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the

Company Order requesting such release and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 4.02(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 1.03 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;
               (iii) the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 4.03, by virtue of compliance with all applicable provisions of Section 4.03 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such release of property;
               (iv) any amount in cash and/or an amount equal to sixty-six and two-thirds percentum (66 2/3%) of the aggregate principal amount of any obligations secured by Purchase Money Lien that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a Lien prior to the Lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien, all subject to the limitations hereafter in this Section set forth;
               (v) the aggregate principal amount of any Outstanding Securities delivered to the Trustee; and
               (vi) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;
          (e) if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Securities under Section 4.03, all documents contemplated below in this Section; and
          (f) if the release is on the basis of the delivery to the Trustee or to the trustee or other holder of a prior Lien of obligations secured by Purchase Money Lien, all documents contemplated below in this Section, to the extent required.
          If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (d)(ii) in the first paragraph of this Section), the Company shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were to be made the basis of the authentication and delivery of Securities equal in principal amount to sixty-six and two-thirds percentum (66 2/3%) of the Cost (or, as to property of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost thereof, such Fair Value, as so certified, in lieu of Cost) of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Expert’s Certificate required by clause (c) in the first paragraph of this Section; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Expert’s Certificate provided for in clause (c) in the first paragraph of this Section to be the Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such Expert’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair market value of any other consideration, which shall also be stated in such Expert’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions. If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Securities under Section 4.03 (as permitted under the provisions of clause (d)(iii) in the first paragraph of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 4.03 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 4.01.
          If the release of property is, in whole or in part, based upon the delivery to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by Purchase Money Lien, the Company shall deliver to the Trustee:
          (a) an Officer’s Certificate (i) stating that no event has occurred and is continuing which entitles the holder of such Purchase Money Lien to accelerate the maturity of the obligations, if any, outstanding thereunder and (ii) reciting the aggregate principal amount of obligations, if any, then outstanding thereunder in addition to the obligations then being delivered in connection with the release of such property and the terms and conditions, if any, on which additional obligations secured by such Purchase Money Lien are permitted to be issued; and
          (b) an Opinion of Counsel stating that, in the opinion of the signer, (i) such obligations are valid obligations, entitled to the benefit of such Purchase Money Lien equally and ratably with all other obligations, if any, then outstanding thereunder, (ii) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon the property to be released, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and such Liens, if any, as shall have existed thereon immediately prior to such release as Liens prior to the Lien of this Indenture, (iii) if any obligations in addition to the obligations being delivered in connection with such release of property are then outstanding, or are permitted to be issued, under such Purchase Money Lien, (A) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon all other property, if any, purporting to be subject thereto, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and Liens permitted to exist or to be hereafter created under Section 6.06 and (B) that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of obligations thereunder except on the basis of property generally of the character of Property Additions, the retirement or deposit of outstanding obligations, the deposit of prior Lien obligations or the deposit of cash.
          Anything herein to the contrary notwithstanding (a) the aggregate principal amount of obligations secured by Purchase Money Lien which may be used pursuant to subclause (i) and/or subclause (iv) of clause (d) in the first paragraph of this Section as the basis for the release of property from the Lien of this Indenture shall not exceed seventy-five percentum (75%) of the Fair Value of the property to be released, as certified pursuant to clause (c)(ii) in the first paragraph of this Section, and (b) no obligations secured by Purchase Money Lien shall be used as the basis for the release of property hereunder, if the aggregate principal amount of such obligations to be used by the Company pursuant to subclause (i) and/or subclause (iv) of such clause (d) plus the aggregate principal amount used by the Company pursuant to said subclause (i) and subclause (iv) in connection with all previous releases of property from the Lien hereof on the basis of obligations secured by Purchase Money Lien theretofore delivered to and then held by the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture shall, immediately after the release then being applied for, exceed forty percentum (40%) of the aggregate principal amount of Securities then Outstanding; provided, however, that the limitation set forth in clause (a) above shall not be applicable if no additional obligations are then outstanding, or are permitted to be issued, under the Purchase Money Lien securing such obligations; and provided, further, that there shall not be taken into account for purposes of the calculation contemplated in clause (b) above any obligations secured by Purchase Money Lien with respect to which there shall have been delivered to the Trustee:
          (x) an Officer’s Certificate (i) if any obligations shall then be outstanding under such Purchase Money Lien and/or additional obligations are permitted to be issued thereunder, either (A) stating that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of obligations thereunder on the basis of property additions in a principal amount exceeding sixty-six and two-thirds percentum (66 2/3%) of the balance of the cost or fair value of such property additions to the issuer thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 1.03, or (B) in the event that the statements contained in clause (A) above cannot be made, stating that such issuer has irrevocably waived its right to the authentication and delivery of obligations under such Purchase Money Lien (1) on any basis, in a principal amount equal to the excess of (I) the aggregate principal amount of obligations, if any, then outstanding under such Purchase Money Lien which were issued on the basis of property additions or on the basis of the retirement of obligations which were issued (whether directly or indirectly when considered in light of the successive issuance and retirement of obligations) on the basis of property additions over (II) an amount equal to sixty-six and two-thirds percentum (66 2/3%) of the aggregate Dollar amount of property additions certified as the basis for the issuance of such obligations then outstanding and (2) on the basis of property additions, in a principal amount exceeding sixty-six and two-thirds percentum (66 2/3%) of the balance of the cost or fair value thereof to such issuer (whichever shall be less) after making deductions and additions similar to those provided for in Section 1.03 and (ii) stating either (A) that the obligations secured by such Purchase Money Lien delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis for such release of property contain a provision for mandatory redemption upon the acceleration of the maturity of all Outstanding Securities following an Event of Default (whether or not such redemption may be rescinded upon the rescission of such acceleration) or (B) that so long as such obligations are held by the Trustee or the trustee or other holder of such a prior Lien, an Event of Default under this Indenture constitutes a matured event of default under such Purchase Money Lien (provided, however, that the waiver or cure of such Event of Default hereunder and the rescission and annulment of the consequences thereof may constitute a cure of the corresponding event of default under such Purchase Money Lien and a rescission and annulment of the consequences thereof); and
          (y) an Opinion or Opinions of Counsel to the effect that (i) if any obligations shall then be outstanding under such Purchase Money Lien and/or additional obligations are permitted to be issued thereunder, to the effect either (A) that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding sixty-six and two-thirds percentum (66 2/3%) of the balance of the cost or the fair value thereof to the issuer of such obligations (whichever shall be less) after making deductions and additions similar to those provided for in Section 1.03, or, if such is not the case, (B) that the waivers contemplated by clause (x)(i)(B) above have been duly made and (ii) to the effect either (A) that the obligations secured by such Purchase Money Lien delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis for such release of property contain a provision for mandatory redemption upon an acceleration) of the maturity of all Outstanding Securities following an Event of Default (whether or not such redemption may be rescinded upon the rescission of such acceleration) or (B) that, so long as such obligations are held by the Trustee or the trustee or other holder of such a prior Lien, an Event of Default under this Indenture constitutes a matured event of default under such Purchase Money Lien (provided, however, that the waiver or cure of such Event of Default hereunder and the rescission and annulment of the consequences thereof may constitute a cure of the corresponding event of default under such Purchase Money Lien and a rescission and annulment of the consequences thereof).
          If (a) any property to be released from the Lien of this Indenture under any provision of this Article (other than Sections 8.07 and 8.08) is subject to a Lien prior to the Lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior Lien and (b) after such release, such prior Lien will not be a Lien on any property subject to the Lien hereof, then the Fair Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior Lien less the principal amount of the indebtedness secured by such prior Lien.
          Any Outstanding Securities delivered to the Trustee pursuant to clause (d) in the first paragraph of this Section shall forthwith be canceled by the Trustee. Any cash and/or obligations so deposited with the Trustee, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.06.
          All purchase money obligations and the mortgages securing the same delivered to the Trustee pursuant to this Section shall be duly assigned to the Trustee. The Company shall cause any such purchase money mortgages and the assignment thereof to be promptly recorded and filed in such place or places as shall be required by law in order fully to preserve and protect the security afforded thereby and shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of the signer, such purchase money mortgages and the assignment thereof have been properly recorded and filed so as to make effective the Lien intended to be created thereby. Should any re-recording or re-filing be necessary at any time or from time to time, the Company shall likewise cause the same to be duly effected and shall, in each case, furnish to the Trustee an opinion of Counsel similar to the foregoing. The Trustee shall deliver to the Company any purchase money mortgages and/or assignment thereof whenever required for the purpose of recording or filing or re-recording or re-filing, as evidenced by an Opinion of Counsel, and the same shall be promptly returned to the Trustee when such purposes shall have been accomplished.
          Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section 8.03 and obtain the release of the part of such property which does not constitute Funded Property under Section 8.04. In such event, (a) the application of Property Additions in the release under this Section 8.03 as contemplated in clause (d)(ii) in the first paragraph thereof shall be taken into account in clause (v) or clause (vi), whichever may be applicable, of the Expert’s Certificate described in clause (c) in Section 8.04 and (b) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.
SECTION 8.04 Release of Property Not Constituting Funded Property.
          Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which does not constitute Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:
          (a) a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release;
          (b) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;
          (c) an Expert’s Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order:
          (i) describing the property to be released;
          (ii) stating the Fair Value, in the judgment of the signers, of the property to be released;
          (iii) stating the Cost of the property to be released;
          (iv) stating that the property to be released does not constitute Funded Property;

          (v) if true, stating either (A) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 1.03, is not less than zero (0) or (B) that the Cost or Fair Value (whichever is less) of the property to be released does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release;
          (vi) if neither of the statements contemplated in subclause (v) above can be made, stating the amount by which zero (0) exceeds the amount referred to in subclause (v)(A) above (showing in reasonable detail the calculation thereof);
          (vii) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and
          (d) if the Expert’s Certificate required by clause (c) above contains neither of the statements contemplated in clause (c)(v) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which sixty-six and two-thirds percentum (66?%) of the lower of (i) the Cost or Fair Value (whichever shall be less) of the property to be released and (ii) the amount shown in clause (c)(vi) above exceeds the aggregate of items of the character described in subclauses (iii) and (v) of clause (d) in the first paragraph of Section 8.03 then to be used as a credit under this Section 8.04 (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 8.03); and
          (e) an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the release of such property have been complied with.
SECTION 8.05 Release of Minor Properties.
          Notwithstanding the provisions of Sections 8.03 and 8.04, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument to effect such release, and without requiring compliance with any of the provisions of Section 8.03 or 8.04, release from the Lien hereof all the right, title and interest of the Trustee in and to the same; provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property released pursuant to this Section 8.05 in such calendar year, shall not exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) three percentum (3%) of the aggregate principal amount of Securities then Outstanding. Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officer’s Certificate stating that, to the knowledge of the signers, no Event of Default has occurred and is continuing and (y) an Expert’s Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section in such calendar year and, as to Funded Property, the Cost thereof (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to sixty-six and two-thirds percentum (66 2/3%) of the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to the Company of any particular property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of the Liens prior to the Lien of this Indenture in accordance with the provisions thereof; and provided, further, that the amount of cash so required to be deposited may be reduced, at the election of the Company, by the items specified in clause (d) in the first paragraph of Section 8.03, subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 8.03. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.06.
SECTION 8.06 Withdrawal or Other Application of Funded Cash; Purchase Money Obligations.
          Subject to the provisions of Section 4.04 and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,
          (a) may be withdrawn from time to time by the Company to the extent of an amount equal to sixty-six and two-thirds percentum (66 2/3%) of the Cost or the Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to Section 1.03, described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 4.02(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 1.03 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;
          (b) may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 4.03 hereof, by virtue of compliance with all applicable provisions of Section 4.03 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any such Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such withdrawal of cash;

          (c) may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of any Outstanding Securities delivered to the Trustee;
          (d) may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth; or
          (e) may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article IX) at Stated Maturity of any Securities or to the redemption (or similar provision therefor) of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article V, all subject to the limitations hereafter in this Section set forth.
          Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis for the authentication and delivery of Securities equal in principal amount to the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Securities (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 4.03 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 4.01.
          Notwithstanding the generality of clauses (d) and (e) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Securities to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Securities.
          Any Outstanding Securities delivered to the Trustee pursuant to clause (c) in the first paragraph of this Section shall forthwith be canceled by the Trustee.
          Any obligations secured by Purchase Money Lien delivered to the Trustee in consideration of the release of property from the Lien of this Indenture, together with any evidence of such Purchase Money Lien held by the Trustee, shall be released from the Lien of this Indenture and delivered to or upon the order of the Company upon payment by the Company to the Trustee of an amount in cash equal to the aggregate principal amount of such obligations less the aggregate amount theretofore paid to the Trustee (by the Company, the obligor or otherwise) in respect of the principal of such obligations.
          The principal of and interest on any such obligations secured by Purchase Money Lien held by the Trustee shall be held by the Trustee as and when the same are received by the Trustee. The interest received by the Trustee on any such obligations shall be deemed not to constitute Funded Cash and shall be remitted to the Company; provided, however, that if an Event of Default shall have occurred and be continuing, such proceeds shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived.
          The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall have occurred and be continuing, in accordance with a Company Order, and, during the continuance of an Event of Default, in its own discretion.
          Anything herein to the contrary notwithstanding, the Company may irrevocably waive all right to the withdrawal pursuant to this Section of, and any other rights with respect to, any obligations secured by Purchase Money Lien held by the Trustee, and the proceeds of any such obligations, by delivery to the Trustee of a Company Order:
          (a) specifying such obligations and stating that the Company thereby waives all rights to the withdrawal thereof and of the proceeds thereof pursuant to this Section, and any other rights with respect thereto; and
          (b) directing that the principal of such obligations be applied as provided in clause (e) in the first paragraph of this Section, specifying the Securities to be paid or redeemed or for the payment or redemption of which payment is to be made.
Following any such waiver, the interest on any such obligations shall be applied to the payment of interest, if any, on the Securities to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order, as and when such interest shall become due from time to time, and any excess funds remaining from time to time after such application shall be applied to the payment of interest on any other Securities as and when the same shall become due. Pending any such application, the interest on such obligations shall be invested in Investment Securities at the request of the Company evidenced by Company Order (such Company Order to contain a representation to the effect that the Securities designated therein constitute Investment Securities). The principal of any such obligations shall be applied solely to the payment of principal of the Securities to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order. Pending such application, the principal of such obligations shall be invested in Eligible

Obligations at the request of the Company evidenced by Company Order (such Company Order to contain a representation to the effect that the Securities designated therein constitute Eligible Obligations). The obligation of the Company to pay the principal of such Securities when the same shall become due at maturity, shall be offset and reduced by the amount of the proceeds of such obligations then held, and to be applied, by the Trustee in accordance with this paragraph.
SECTION 8.07 Release of Property Not Exceeding $5,000,000 or 1% of Outstanding Securities.
          Notwithstanding any provision in this Indenture to the contrary, unless an Event of Default has occurred and is continuing, the Trustee shall release any Mortgaged Property which is sold or otherwise disposed of by the Company that is no longer needed by the Company for its transmission system or for the conduct of its business, and shall execute and deliver such releases as the Company shall reasonably determine are necessary to terminate of record the Trustee’s security interest in such Mortgaged Property, the forms of such releases to be prepared by the Company and shall be reasonably satisfactory to the Trustee; provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property released pursuant to this Section 8.07 in such calendar year, shall not exceed the greater of (a) Five Million Dollars ($5,000,000) and (b) one percentum (1%) of the aggregate principal amount of Securities then Outstanding. In determining whether any such release is permitted, the Trustee may rely upon instructions from the Holders of a majority in principal amount of the Outstanding Securities or, alternatively, may rely upon an Officer’s Certificate and an Opinion of Counsel, which Officer’s Certificate shall additionally state that no Default or Event of Default has occurred and is continuing. All expenses of any releases of Mortgaged Property pursuant to this Section 8.07 shall be borne by the Company.
SECTION 8.08 Release of Property Taken by Eminent Domain, etc.
          Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument to effect such release, release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of Securities, (c) if any portion of such property constitutes Funded Property, an Expert’s Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) and (d) if any portion of such property constitutes Funded Property, a deposit by the Company of an amount in cash equal to sixty-six and two-thirds percentum (66 2/3%) of the Cost or Fair Value stated in the Expert’s Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property constituting Funded Property; and provided, further, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Lien prior to the Lien of this Indenture. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.06.
SECTION 8.09 Disclaimer or Quitclaim.
          In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property upon receipt by the Trustee of the following:
          (a) a Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;
          (b) an Officer’s Certificate describing the property to be disclaimed or quitclaimed; and
          (c) an Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof.
SECTION 8.10 Miscellaneous.
          (a) The Expert’s Certificate as to the Fair Value of property to be released from the Lien of this Indenture in accordance with any provision of this Article, and as to the non-impairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten percentum (10%) or more of the aggregate principal amount of the Securities at the time Outstanding; but such Expert’s Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than Twenty-five Thousand Dollars ($25,000) or less than one percentum (1%) of the aggregate principal amount of the Securities at the time Outstanding. To the extent that the Fair Value of any property to be released from the Lien of this Indenture shall be stated in an Independent Expert’s Certificate, such Fair Value shall not be required to be stated in any other Expert’s Certificate delivered in connection with such release.
          (b) No release of property from the Lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 1.05 and 1.06 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.
          (c) If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.
          (d) If the Company shall retain any interest in any property released from the Lien of this Indenture as provided in Section 8.03, 8.04 or 8.05, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof. As used in this subsection, the terms “improvements”, “extensions” and “additions” shall be limited as set forth in Section 13.01.
          (e) Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.
          (f) No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

ARTICLE IX
SATISFACTION AND DISCHARGE
SECTION 9.01 Satisfaction and Discharge of Securities.
          Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:
          (a) money (including Funded Cash not otherwise applied pursuant to Section 8.06) in an amount which shall be sufficient, or
          (b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or
          (c) a combination of (a) or (b) which shall be sufficient, to pay when due the principal of and premium, if any, interest, if any and any other amounts, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:
          (x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 9.03;
          (y) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and
          (z) if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.

          Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the Lien of this Indenture or of any of the covenants of the Company under Article VI (except the covenants contained in Sections 6.01(a), 6.02 and 6.03) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 3.01, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.
          If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 5.03 for selection for redemption of less than all the Securities of a series or Tranche.
          In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.
          Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 3.04, 3.05, 3.06, 5.04, 6.01(a), 6.02, 6.03, 11.07 and 11.15 and this Article shall survive.
          The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.
          Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 6.03.
SECTION 9.02 Satisfaction and Discharge of Indenture.
          This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:
          (a) no Securities remain Outstanding hereunder; and
          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;
provided, however, that if, in accordance with the last paragraph of Section 9.01, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.
          Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 5.04, 6.01(a), 6.02, 6.03, 11.07 and 11.15 and this Article shall survive.
          Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall release, quit claim and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 9.03) and shall forthwith execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release and quitclaim and the satisfaction and discharge of this Indenture.
SECTION 9.03 Application of Trust Money.
          Neither the Eligible Obligations nor the money deposited pursuant to Section 9.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, interest, if any, and any other amounts due, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 6.03; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in clause (y) in the first paragraph of Section 9.01, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 9.01 as shall be specified in such Company Request maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, and any such other amounts, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of the Lien of this Indenture, except the Lien provided by Section 11.07; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, and any such other amounts then due on such Securities shall, upon Company Request, be paid over to the Company free and clear of the Lien of this Indenture, except the Lien provided by Section 11.07; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held as part of the Mortgaged Property until such Event of Default shall have been waived or cured.
SECTION 9.04 Company’s Right with Respect to Defeasance.
          (a) The Company will have the right, at any time, to have subsection (b) or (c) below applied to any Securities or any series of Securities, as the case may be (other than Securities of a series designated pursuant to Section 3.01 as not being defeasible pursuant to such Section 9.04(b) or (c) hereof, as the case may be), upon compliance with the conditions set forth below in this Section 9.04. Any such request shall be evidenced by a Company Order or in another manner specified as contemplated by Section 3.01 for such Securities.
          (b) Upon the Company’s exercise of its right to have this subsection (b) applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in subsection (d) below are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in subsection (d) below and as more fully set forth in such subsection (d), (i) payments in respect of the principal of and any premium and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal of and any premium or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities, (b) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 5.04, 6.01(a), 6.02, 6.03, 11.07 and 11.15, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Section 9.04. Subject to compliance with this Section 9.04, the Company may exercise its option to have this subsection (b) applied to any Securities notwithstanding the prior exercise of its option to have subsection (c) below applied to such Securities.
          (c) Upon the Company’s exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, (a) Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the Lien of this Indenture or of any of the covenants of the Company under Article VI (except the covenants contained in Sections 6.02 and 6.03) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 3.01, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in subsection (d) below are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 10.01(c)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.
          (d) The following shall be the conditions to the application of subsection (b) or (c) to any Securities or any series of Securities, as the case may be:
     (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (1) cash in an amount, or (2) Eligible Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of and any premium and each installment of principal of and any premium and interest on the Outstanding Securities on the respective Stated Maturities, and (ii) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities.
     (ii) In the event of an election to have subsection (b) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

     (iii) In the event of an election to have subsection (c) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.
     (iv) Such provision would not cause any Outstanding Securities, if then listed on any securities exchange, to be delisted as a result of such deposit.
     (v) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 10.01(d) and (e), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).
     (f) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).
     (g) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.
     (h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.
     (i) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.
          (e) Subject to the provisions of Section 6.03, all cash and Eligible Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this subsection (e) and subsection (f) below, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to subsection (d) in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. All money deposited with the Trustee pursuant to this Section may be invested by the Trustee in Eligible Obligations if the Company so instructs pursuant to a Company Order.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to subsection (d) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Eligible Obligations held by it as provided in Subsection (d) with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.
          (f) If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to subsection (b) or (c) shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to subsection (e) with respect to such Securities in accordance with this Section 9.04; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE X
Events of Default; Remedies
SECTION 10.01 Events of Default.
          “Event of Default”, wherever used herein with respect to the Securities, means any of the following events which shall have occurred and be continuing:
          (a) failure to pay interest, if any, on any Security within thirty (30) days after the same becomes due and payable; or
          (b) failure to pay the principal of or premium, if any, on any Security; or
          (c) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of sixty (60) days (or ninety (90) days with respect to the covenant contained in Section 12.04) after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or
          (d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
          (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors.
SECTION 10.02 Acceleration of Maturity; Rescission and Annulment.
          If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than twenty-five percentum (25%) in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.01) of all Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable.
          At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged

Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been cured, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if
          (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay
          (i) all overdue interest, if any, on all Securities then Outstanding (including interest on overdue interest, if any);
          (ii) the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities; and
          (iii) all amounts due to the Trustee under Section 11.07;
          and
          (b) any other Event or Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 10.17.
No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
SECTION 10.03 Entry upon Mortgaged Property.
          If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property, to the extent, if any, that the same shall not then constitute Excepted Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the Lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 10.07. Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Securities and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured or shall have been waived as provided in Section 10.17, the Trustee shall surrender possession of the Mortgaged Property to the Company.

SECTION 10.04 Power of Sale; Suits for Enforcement.
          If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 10.16 and if and to the extent permitted by applicable law:
          (a) sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of a majority in principal amount of the Securities then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once in each week for four successive weeks prior to such sale in an Authorized Publication in each Place of Payment for the Securities of each series; or
          (b) proceed to protect and enforce its rights and the rights of the Holders of Securities under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Securities.
          Notwithstanding anything contained herein to the contrary, upon the occurrence and continuance of an Event of Default, before taking any foreclosure action or any action which may subject the Trustee to liability under any environmental law, statute, regulation or similar requirement, the Trustee may require that a satisfactory indemnity bond, indemnity or environmental impairment insurance be furnished for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability) and expenses which may result from such foreclosure or other action.
SECTION 10.05 Incidents of Sale.
          Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by applicable law:
          (a) the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.01) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;
          (b) any Holder or Holders of Securities or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;
          (c) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;
          (d) the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;
          (e) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and
          (f) the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.
SECTION 10.06 Collection of Indebtedness and Suits for Enforcement by Trustee.
          If an Event of Default described in clause (a) or (b) of Section 10.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 11.07.
          If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
          The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the Lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Securities.
SECTION 10.07 Application of Money Collected.
          Any money or other property collected by the Trustee pursuant to this Article, and any other money or property distributable in respect of the Company’s obligations under this Indenture after an Event of Default, including any rents, issues, profits, revenues and other income collected pursuant to Section 10.03 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the Lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Section 8.06, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, and any other money or property distributable in respect of the Company’s obligation under this Indenture after an Event of Default shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 11.07;
     Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 8.06 in respect of interest or pursuant to Section 10.03 shall first be applied to the payment of interest accrued on the principal of Outstanding Securities; and
     Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     The Trustee may fix a record date for any payment pursuant to this Section.
SECTION 10.08 Receiver.
          If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.
SECTION 10.09 Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 11.07) and of the Holders allowed in such judicial proceeding, and
          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 11.07.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10 Trustee May Enforce Claims without Possession of Securities.
          All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
SECTION 10.11 Limitation on Suits.
          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;
          (b) the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
          (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
          (d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and
          (e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the Lien of this Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 10.12 Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the

Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 10.13 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.
SECTION 10.14 Rights and Remedies Cumulative.
          Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to (a) the law (including, for purposes of this paragraph, general principles of equity) of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable and (b) the rights of the holder of any Lien prior to the Lien of this Indenture, and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law and/or with the rights of the holder of any such prior Lien, such provision of law and/or the rights of such holder shall control.
SECTION 10.15 Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 10.16 Control by Holders of Securities.
          The Holders of a majority in principal amount of the Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture, or could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and
          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 10.17 Waiver of Past Defaults.
          Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as in this Article provided, the Holders of not less than a majority in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default:
          (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or
          (b) in respect of a covenant or provision hereof which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.
          Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 10.18 Undertaking for Costs.
          The Company and the Trustee agree, and each Holder of Securities by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percentum (10%) in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
SECTION 10.19 Waiver of Appraisement and Other Laws.
          To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any appraisement, valuation,

stay, extension or redemption law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose the Lien of this Indenture may order the sale of the Mortgaged Property as an entirety.
ARTICLE XI
The Trustee
SECTION 11.01 Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this subsection shall not be construed to limit the effect of subsections (a) or (d) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 11.02 Notice of Defaults.
          The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act (whether or not the Trust Indenture Act is applicable to this Indenture), unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security or in the payment of any sinking or purchase fund installment, if any, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided, further, that in the case of any default of the character specified in Section 10.01(c), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.
SECTION 11.03 Certain Rights of Trustee.
          Subject to the provisions of Section 11.01:
          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
          (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;
          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (h) The Trustee shall not be charged with knowledge of any default (as defined in Section 11.02) or Event of Default with respect to the Securities of any series, as the case may be, unless either (i) written notice of such default or Event of Default, as the case may be, shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor on the Securities or from any Holder of such Securities in accordance with Section 1.08 hereof and such notice references this Indenture or the Securities or (ii) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default, as the case may be;
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
          (j) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
          (k) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty;

          (l) The Trustee shall not be personally liable, in case of entry by it upon the Mortgaged Property, for debts contracted or liabilities or damages incurred in the management or operation of the Mortgaged Property;
          (m) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and
          (n) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
SECTION 11.04 Not Responsible for Recitals or Issuance of Securities or Application of Proceeds.
          The recitals and other representations and warranties of the Company contained herein and in the Securities (except the Trustee’s certificate of authentication on the Securities) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Mortgaged Property or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Securities or as to the validity, attachment, perfection, priority or enforceability of the Liens in any of the Mortgaged Property created or intended to be created by this Indenture. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof. The Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration of any thereof); at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of this Indenture or for any other purpose and shall have no responsibility for seeing to the insurance on the Mortgaged Property or for paying any taxes, changes or assessments on or relating to the Mortgaged Property or for otherwise maintaining the Mortgaged Property, including, but not limited to, compliance with Environmental Laws (as defined in Section 6.12), the investigation or remediation of Hazardous Materials (as define in Section 6.12), or any other environmental matter affecting the Company or the Mortgaged Property or any part thereof, it being understood that none of the foregoing shall be construed as permitting the Trustee to engage in negligence or willful misconduct with respect to the Mortgaged Property.
SECTION 11.05 May Hold Securities.
          Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 11.08 and 11.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.
SECTION 11.06 Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.
SECTION 11.07 Compensation and Reimbursement.
          The Company shall
          (a) pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, bad faith or willful misconduct;
          (c) indemnify the Trustee and its directors, officers, employees and agents (each an “Indemnified Party”) for, and hold each Indemnified Party harmless from and against any loss, damage, claim, liability or expense (including reasonable attorney’s fees and expenses) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of the Trustee’s duties hereunder, including the reasonable costs and expenses (including reasonable attorney’s fees and expenses) of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder, or in enforcing the provisions of this Section;
          The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party; provided, however, that failure to so notify the Company shall not relieve the Company of its obligations under this Section. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Indemnified Parties may have separate counsel (including local counsel) and the Company shall pay the reasonable fees and expenses of such counsel; provided however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Indemnified Parties in connection with such defense as solely determined by the Trustee; and, provided further however, that notwithstanding the foregoing, if the failure to provide separate counsel to the Trustee in any action or proceeding, in the sole judgment of the Trustee, would jeopardize the reputation or name or otherwise materially adversely affect the business interest of the Trustee, the Trustee shall be entitled to one separate counsel, the reasonable fees and expenses in respect of which shall be borne by the Company. The Company need not pay for any settlement made without its written consent (which consent shall not be unreasonably withheld). The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through negligence, bad faith or willful misconduct; and
          (d) To the extent resulting from or in connection with the execution, delivery, enforcement, performance, or administration of this Indenture, and except to the extent arising from the gross negligence, willful misconduct, or bad faith of the Indemnified Party, the Company shall defend, indemnify, and hold harmless each Indemnified Party from and against any loss, damage, claim liability or expense (including reasonable attorney’s fees and expenses), demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death), property damage (real or personal) or natural resource damage arising out of or related to such Hazardous Materials; (y) any third party claim brought or threatened, settlement reached, or government order, or any policies or requirements of the Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses; and (z) any violations of Environmental Laws.
          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien secured by this Indenture prior to the Securities upon the Mortgaged Property and upon all other property and funds held or collected by the Trustee as such, other than property and funds held in trust under Section 9.03 (except moneys payable to the Company as provided in Section 9.03) and for the payment of such compensation, expenses, disbursements, advances and indemnity, the Trustee shall have the right to use and apply any Funded Cash held by it under any provision of this Indenture.
          In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 10.01(d) or Section 10.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
          “Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other Person employed to act hereunder; provided, however, that the negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

          The obligations of the Company under this Section 11.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless each Indemnified Party shall constitute additional indebtedness hereunder and, together with the Lien provided for in this Section 11.07, shall survive the satisfaction and discharge of this Indenture, the termination of this Indenture and the resignation or removal of the Trustee.
SECTION 11.08 Disqualification; Conflicting Interests.
          If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act, to the extent it is applicable, and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act should this Indenture become qualified and subject to the Trust Indenture Act.
SECTION 11.09 Corporate Trustee Required; Eligibility.
          There shall at all times be a Trustee hereunder which shall be
          (A) a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal or State authority, or
          (B) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act to the extent it is applicable. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 11.10 Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.11.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation or a notice of removal of the Trustee pursuant to this Section 11.10 the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Trustee and to the Company.
          (d) If at any time:
          (i) the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
          (ii) the Trustee shall cease to be eligible under Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 10.18, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 11.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 11.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the

Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 11.11, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 11.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 11.11, all as of such date, and all other provisions of this Section and Section 11.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).
          (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.
SECTION 11.11 Acceptance of Appointment by Successor.
          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien provided for in Section 11.07.
          (b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.
          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 11.12 Merger, Conversion, Consolidation or Succession to Business.
          Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 11.13 Preferential Collection of Claims against Company.
          (a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities (as defined in subsection (c) of this Section):
     (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and
     (ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Nothing herein contained, however, shall affect the right of the Trustee
     (1) to retain for its own account (x) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (y) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (z) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act, or applicable state law;
     (2) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;
     (3) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or
     (4) to receive payment on any claim referred to in paragraph (2) or (3), against the release of any property held as security for such claim as provided in paragraph (2) or (3), as the case may be, to the extent of the fair value of such property.
          For the purpose of paragraphs (2), (3) and (4), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
          If the Trustee is required to account for the assets of its trust, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Holders and the holders of other indenture securities in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:
     (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and
     (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.
          (b) There shall be excluded from the operation of subsection (a) of this Section 11.13 a creditor relationship arising from
     (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
     (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;
     (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
     (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 11.13;
     (5) the ownership of stock or of the other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or
     (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 11.13.
          (c) For the purpose of this Section 11.13 only:
     (1) The term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

     (2) The term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 11.13 and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.
     (3) The term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.
     (4) The term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     (5) The term “Company” means any obligor upon the Securities.
     (6) The term “Federal Bankruptcy Act” means the Bankruptcy Code or Title 11 of the United States Code.
SECTION 11.14 Co-trustees and Separate Trustees.
          At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least twenty-five per centum (25%) in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.
          Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:
          (A) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;
          (B) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;
          (C) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;
          (D) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
          (E) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
SECTION 11.15 Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
          The provisions of Sections 3.08, 11.04 and 11.05 shall be applicable to each Authenticating Agent.
          If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By
As Authenticating Agent
By
Authorized Officer
          If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.05 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.
ARTICLE XII
Lists of Holders; Reports by Trustee and Company
SECTION 12.01 Company to Furnish Trustee Names and Addresses of Holders.
          The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series
          (a) semi-annually, not later than 15 days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and
          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that if and so long as the Trustee is Security Registrar for any series of Securities, no such list shall be required to be furnished with respect to any such series.
SECTION 12.02 Preservation of Information; Communications to Holders.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 12.01 hereof and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 hereof upon receipt of a new list so furnished.
          (b) If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either
          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 12.02(a) hereof, or
          (ii) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 12.02(a) hereof, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
          If the Trustee elects not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 12.02(a) hereof, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses in connection with such mailing, unless, within five days after such tender, the Trustee mails to such applicants and files with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Holders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, enters an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission finds, after notice and opportunity for hearing, that all the objections so sustained have been met and enters an order so declaring, the Trustee shall mail copies of such material to all Holders of such series or all Holders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 12.02(b) hereof, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 12.02(b) hereof.
SECTION 12.03 Reports by Trustee.
          (a) The term “reporting date” as used in this Section means May 1st. Within 60 days after the reporting date in each year, beginning in 2008, the Trustee shall transmit by mail (x) to all Holders, as their names and addresses appear in the Security Register, (y) to such holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose and (z) except in the case of Subsection (b) below, to all holders of Securities whose names and addresses have been furnished to or received by the Trustee pursuant to Section 12.01 hereof, a brief report dated as of such reporting date with respect to any of the following events which may have occurred during the 12 months immediately preceding the date of such report (but if no such event has occurred within such period no report need be transmitted):
     (1) any change to its eligibility under Section 11.09 hereof and its qualifications under Section 11.08 hereof;
     (2) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;
     (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series outstanding on the date of such report;
     (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in Section 11.13(b)(2), (3), (4) or (6);
     (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;
     (6) any additional issue of Securities which the Trustee has not previously reported; and
     (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 11.02.

          (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstance surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding of such series at such time, such report to be transmitted within 90 days after such time.
          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.
SECTION 12.04 Reports by Company.
          The Company hereby covenants and agrees that:
          (a) So long as any Securities are outstanding at the end of a fiscal year, the Company shall mail to the Holders, on or before the date that is 90 days after the end of that fiscal year of the Company, the balance sheet of the Company as at the end of such fiscal year and the related statement of operations and cash flows for such fiscal year prepared in accordance with GAAP. The financial statements will set forth comparative figures as of the end of the preceding fiscal year and for the preceding fiscal year (or in the case of 2007, the period from December 20, 2007 through December 31, 2007). A report on the annual financial statements by the Company’s independent auditors will be included. So long as any comparative periods to be presented include periods prior to December 20, 2007, no comparative information will be presented;
          (b) So long as any Securities are outstanding at the end of a quarter, the Company shall mail to the Holders, on or before the date that is 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, the balance sheet of the Company as at the end of such fiscal quarter and the retained statement of operations for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and the related statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter prepared in accordance with GAAP. The financial statements will set forth comparative figures as of the end of the preceding fiscal year and for the comparable period in the preceding year. So long as any comparative periods to be presented include periods prior to December 20, 2007, no comparative information will be presented;
          (c) So long as any Securities are outstanding, the Company shall mail to the Trustee and the Holders, within 5 calendar days of the occurrence thereof, an Officer’s Certificate providing notice of any of the following events, including in reasonable detail a summary of such event or events and the Company’s plans in respect thereof, if any:

          (1) any change of control of the Company, including the name of the Person(s) acquiring control, the amount and source of the consideration used, the basis of the control, the date and description of the transaction resulting in the change of control, the percentage of beneficial ownership of voting securities of the Company owned by the Person gaining control, the identity of the Person from whom control was assumed and the effect of such change of control, if any, on any material agreements or arrangements of the Company;
          (2) any acquisition or disposition of any significant assets of the Company or any of its Subsidiaries, whether in one transaction or a series of related transactions;
          (3) any bankruptcy or receivership of the Company or any direct or indirect parent of the Company;
          (4) any change in the Company’s or any of its Significant Subsidiaries’ auditors;
          (5) any change in the fiscal year of the Company; and
          (6) information with respect to the Company’s results of operations, financial condition or prospects which, in the reasonable judgment of the Company, would be material to a Holder;
          (d) following the filing of any information with the Commission, the Company shall make such information available to prospective investors in any Securities upon their request; and
          (e) furnish to the Holders and to prospective investors in the Securities, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.
          At the request of the Company and at the Company’s expense, the Trustee shall assist the Company in the mailing to Holders of any of the aforesaid information, reports and certificates pursuant to clauses (a), (b), (c) and/or (d) above. If the Trustee delivers the foregoing information to the Holders on behalf of the Company, the Company shall not be required to deliver such information. Should the Company deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act (if this Indenture shall become qualified and subject to the Trust Indenture Act), delivery of such information, reports and certificates, or such annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE XIII
Consolidation, Merger, Conveyance
or Other Transfer
SECTION 13.01 Company May Consolidate, etc., Only on Certain Terms.
          The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer, or lease, subject to the Lien of this Indenture, all of the Mortgaged Property as or substantially as an entirety to any Person, unless:
          (a) such consolidation, merger, conveyance or other transfer or lease shall be on terms as shall fully preserve in all material respects the Lien (as constituted immediately prior to the time such transaction became effective) and security of this Indenture and the rights and powers of the Trustee and the Holders hereunder;
          (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a corporation organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:
          (i) in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and
          (ii) in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein with respect to the Mortgaged Property (as constituted immediately prior to the time such transaction became effective),
          (A) confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and, at the election of the Successor Corporation,
          (B) subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage, and
          (iii) in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and
          (c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          As used in this Article and in Section 8.10(d), the terms “improvement”, “extension” and “addition” shall be limited to (a) with respect to real property subject to the Lien of this Indenture, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property subject to the Lien of this Indenture, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.
SECTION 13.02 Successor Corporation Substituted.
          Upon any consolidation or merger or any conveyance or other transfer, subject to the Lien of this Indenture, of all of the Mortgaged Property as or substantially as an entirety in accordance with Section 13.01, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing:
          (a) all property of the Successor Corporation then subject to the Lien of this Indenture, of the character described in Section 1.03, shall constitute Property Additions; provided, however, that nothing in this Article XIII shall require the Successor Corporation to subject any of its property, other than the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) to the Lien of this Indenture;
          (b) the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article IV, authenticate and deliver, Securities upon any basis provided in Article IV; and
          (c) the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.
SECTION 13.03 Extent of Lien Hereof on Property of Successor Corporation.
          Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 13.01, the indenture supplemental hereto contemplated in clause (b)(ii) in Section 13.01, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (B) thereof, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a Lien upon any of the properties:
          (a) owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or
          (b) acquired by the Successor Corporation at or after the time of effectiveness of such transaction, except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.
SECTION 13.04 Release of Company upon Conveyance or Other Transfer.
          In the case of a conveyance or other transfer (other than a lease) of the Mortgaged Property to any Person or Persons as contemplated in Section 13.01, upon the satisfaction of all the conditions specified in Section 13.01, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge or any portion thereof) and, upon Company Order, the Trustee shall acknowledge in writing that the Company has been so released and discharged.
SECTION 13.05 Merger into Company; Extent of Lien Hereof.
          (a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer, or lease, subject to the Lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.
          (b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

ARTICLE XIV
Supplemental Indentures
SECTION 14.01 Supplemental Indentures without Consent of Holders.
          Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article XIII; or
          (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof; or to surrender any right or power herein conferred upon the Company; or
          (c) to correct or amplify the description of any property at any time subject to the Lien of this Indenture; or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture; or to subject to the Lien of this Indenture additional property (including property of Persons other than the Company); or
          (d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or
          (e) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 2.01 and 3.01; or
          (f) to provide for the authentication and delivery of bearer Securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or
          (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or
          (h) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or
          (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or
          (j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions and/or other changes shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect; or
          (k) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or
          (l) to (i) increase the debt amount in the last paragraph on the cover page and in Section 20.02 of this Indenture, (ii) change the maturity date in Section 19.11 of this Indenture, and (iii) amend similar state specific provisions of this Indenture, in each case in connection with future issuances of Securities hereunder.
SECTION 14.02 Supplemental Indentures with Consent of Holders.
          Subject to the provisions of Section 14.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of each Holder of Outstanding Securities affected thereby:
          (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02, or change the coin or currency (or other property), in which any Security or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Security, without, in any such case, the consent of the Holder of such Security; or
          (b) permit the creation of any Lien (not otherwise permitted hereby) ranking prior to the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property, or (except by virtue of a supplemental indenture described in clause (j) in Section 14.01) terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the Lien of this Indenture; or
          (c) reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 15.04 for quorum or voting; or
          (d) modify any of the provisions of this Section 14.02, Section 6.10 or Section 10.17 with respect to the Securities of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Securities of such series or Tranche); provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 14.01(g).
          A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 14.03 Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.
SECTION 14.04 Effect of Supplemental Indentures.
          Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.
SECTION 14.05 Reference in Securities to Supplemental Indentures.
          Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.
SECTION 14.06 Modification Without Supplemental Indenture.
          To the extent, if any, that the terms of any particular series of Securities shall have been established in or pursuant to a Board Resolution or an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution as contemplated by Section 3.01, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or a supplemental Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or supplemental Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or supplemental Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Section 14.04 and 14.05 and a “supplemental indenture”, “indenture supplemental” to this Indenture or “instrument” supplemental to this Indenture for purposes of Section 6.08.

ARTICLE XV
Meetings of Holders; Action Without Meeting
SECTION 15.01 Purposes for Which Meetings May Be Called.
          A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.
SECTION 15.02 Call, Notice and Place of Meetings.
          (a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 15.01, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, the City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.09, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.
          (b) The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of twenty-five percentum (25%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches, in the principal amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.
          (c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.
SECTION 15.03 Persons Entitled to Vote at Meetings.
          To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
SECTION 15.04 Quorum; Action.
          The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 15.05(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.09 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.
          Except as limited by Section 14.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.
          Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.
SECTION 15.05 Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.
          (a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.07(g)) of such Securities before being voted.
          (b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Securities shall be proved in the manner specified in Section 1.07 and the appointment of any proxy shall be proved in the manner specified in Section 1.07. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.07 or other proof.
          (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.
          (d) At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.
          (e) Any meeting duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.
SECTION 15.06 Counting Votes and Recording Action of Meetings.
          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
SECTION 15.07 Action Without Meeting.
          In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 1.06.
ARTICLE XVI
Immunity of Members, Organizers, Incorporators, Stockholders, Officers
and Directors
SECTION 16.01 Liability.
          No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company, its direct or indirect owners or of any predecessor or successor corporation or company (either directly or through the Company or a predecessor or successor corporation, company or Person) of the Company or its owners, whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely obligations of the Company and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, past, present or future, of the Company or its direct or indirect owners or of any predecessor or successor company or corporation, either directly or indirectly through the Company or its direct or indirect owners or any predecessor or successor company or corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture, as originally executed and delivered, and the issuance of the Securities.
          In no event shall the Sole Member, any of its past, present or future stockholders, officers, directors, employees, incorporators or any successors thereto, be liable or obligated for any liabilities or obligations of the Company hereunder.
ARTICLE XVII
Illinois Provisions
SECTION 17.01 Effect of Illinois Provisions.
          The provisions of this Article XVII apply solely with respect to Mortgaged Property located in the State of Illinois. Notwithstanding anything contained to the contrary in this Indenture, if any conflict or inconsistency exists between this Article XVII and the remainder of this Indenture with respect to Mortgaged Property located in the State of Illinois, this Article XVII shall govern.
SECTION 17.02 Benefits of Act.
          (a) The Company and the Trustee shall have the benefit of all the provisions of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101) (the “Illinois Act”), including all amendments thereto which may become effective from time to time after the date hereof. If any provision of the Illinois Act which is specifically referred to herein may be repealed, the Trustee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference.
          (b) The Trustee shall have the right to foreclose the lien of this Indenture for the obligations secured hereby or any part thereof and/or exercise any right, power or remedy provided in the Indenture in accordance with the Illinois Act. If any provision in the Indenture shall be inconsistent with any provision of the Illinois Act, provisions of the Illinois Act shall take precedence over the provisions of the Indenture that shall not invalidate or render unenforceable any other provision of this Indenture that can be construed in a manner consistent with the Illinois Act. If any provision of this Indenture shall grant to the Trustee (including the Trustee acting as a mortgagee-in-possession) or a receiver appointed pursuant to the terms hereof, any powers, rights or remedies prior to, upon or following the occurrence of an event of default which are more limited than the powers, rights or remedies that would otherwise be vested in the Trustee or in such receiver under the Illinois Act in the absence of said provision, the Trustee and such receiver shall be vested with the powers, rights and remedies granted in the Illinois Act to the full extent permitted by law.
          (c) Without limiting the generality of the foregoing, all expenses incurred by Trustee which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Illinois Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated elsewhere in this Indenture, shall be added to the obligations secured by this Indenture and/or by the judgment of foreclosure.
SECTION 17.03 Insurance.
          (a) Wherever provision is made in this Indenture for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of Trustee, or to confer authority upon Trustee to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure all such rights and power of Trustee shall continue in Trustee as judgment creditor or Trustee until confirmation of sale.
          (b) As required pursuant to the Illinois Collateral Protection Act, 815 ILCS 180/10(3), the Company is hereby notified that in the event the Company fails to provide, maintain, keep in force or deliver and furnish to the Trustee the policies of insurance required by this Indenture or evidence of their renewal as required herein, the Trustee may, but shall not be obligated to, procure such insurance at the Company’s expense to protect the Company’s interests in the Mortgaged Property. This insurance may, but need not, protect the Company’s interests. The coverage Trustee purchases may not pay any claim that the Company makes or any claim that is made against the Company in connection with the Mortgaged Property. The Company may later cancel any insurance purchased by the Trustee, but only after providing the Trustee with evidence that the Company has obtained insurance as required by the terms of this Indenture. If the Trustee purchases insurance for the Mortgaged Property as set forth herein, the Company shall pay all amounts advanced by the Trustee, together with interest thereon from and after the date advanced by the Trustee until actually repaid by the Company, promptly upon demand by the Trustee. Any amounts so advanced by the Trustee, together with interest thereon, shall be secured by this Indenture. The costs of the insurance may be more than the cost of insurance the Company may be able to obtain on its own.
SECTION 17.04 Protective Advances.
          (a) All advances, disbursements and expenditures made by the Trustee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceeding authorized by the Indenture or by the Illinois Act (collectively “Protective Advances”), shall have the benefit of all applicable provisions of the Illinois Act.
          (b) All Protective Advances shall be so much additional indebtedness secured by this Indenture, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate due and payable after a default under the terms of the Securities.
          (c) To the full extent permitted under the Illinois Act, the Indenture shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time the Indenture was recorded pursuant to Subsection (b)(1) of Section 5/15-1302 of the Illinois Act.
          (d) All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Illinois Act, apply to and be included in:
          (i) determination of the amount of indebtedness secured by the Indenture at any time;
          (ii) the indebtedness found due and owning to the Holders in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;
          (iii) if right of redemption has not been waived by the Company in this Indenture, computation of amount required to redeem, pursuant to Subsections (d)(2) and (c) of Section 5/15-1603 of the Illinois Act;
          (iv) determination of amount deductible from sale proceeds pursuant to Section 5/15-1512 of the Illinois Act;
          (v) application of the income in the hands of any receiver or mortgagee in possession; and
          (vi) computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Sections 5/15-1508 and Section 5/15-1511 of the Illinois Act.
SECTION 17.05 Mortgagee in Possession.
          In addition to any provision of this Indenture authorizing the Trustee to take or be placed in possession of the Mortgaged Property, or for the appointment of a receiver, the Trustee shall have the right, in accordance with Subsections 5/15-1701 and 5/15-1702 of the Illinois Act, to be placed in possession of the Mortgaged Property or at its request to have a receiver appointed, and any such receiver, or the Trustee, if and when placed in possession, shall have, in addition to any other powers provided in the Indenture, all powers, immunities, and duties as provided for in Sections 5/15-1701 and 5/15-1703 of the Illinois Act.
SECTION 17.06 Waiver of Redemption and Reinstatement.
          To the full extent permitted by law, the Company hereby voluntarily and knowingly waives its rights to reinstatement and redemption to the extent allowed under Sections 15-1601 and 15-1602 of the Illinois Act, and to the full extent permitted by law, the benefits of all present and future valuation, appraisement, homestead, exemption, stay, redemption and moratorium laws under any state or federal law.
SECTION 17.07 Amount Secured Hereby.
          At all times, regardless of whether any proceeds have been disbursed, this Indenture secures (in addition to the Securities secured hereby) the payment of any and all commissions, service charges, liquidated damages, expenses and advances (whether obligatory or at the option of the Trustee) due to or incurred by the Trustee in connection with the Indenture, provided, however, that in no event shall the total amount secured hereby exceed two hundred (200%) percent of the face amount of the Securities Outstanding.
SECTION 17.08 Business Loan Recital/Statutory Exemption.
          (a) The Company acknowledges and agrees that:
          (i) the proceeds of the Securities will be used in conformance with subparagraph (1) of Section 4 of the Illinois Interest Act (815 ILCS 205/0.01, et seq., including Section 4(1) thereof);
          (ii) the Securities secured hereby have been issued by the Company solely for business purposes of the Company and for the Company’s investment or profit, as contemplated by said Section 4(1);
          (iii) the Securities secured hereby constitute a loan secured by real estate within the purview of and as contemplated by said Section 4(1); and
          (iv) the issuance of the Securities is an exempted transaction under the Truth-In-Lending Act, 15 U.S.C. Sec. 1601 et. seq. and has been entered into solely for business purposes of the Company and the Company’s investment or profit, as contemplated by said section.
          (b) Without limiting the generality of anything contained herein, the Company acknowledges and agrees that the transaction of which this Indenture is part is a transaction which does not include either agricultural real estate (as defined in 15-1201 of the Illinois Act) or residential real estate (as defined in 15-1219 of the Illinois Act).
SECTION 17.09 Variable Rate.
          This Indenture secures the full and timely payment of the Securities, including, among other things, the obligation to pay interest on the unpaid principal balance at a variable rate of interest to the extent provided in the Securities.
SECTION 17.10 Financing Statement and Fixture Filing.
          (a) This Indenture constitutes a financing statement with respect to all Mortgaged Property in the State of Illinois as to which a security interest may be created and/or perfected pursuant to the Uniform Commercial Code of the State of Illinois (810 ILCS 5/1-101 et

seq.) (the “Illinois UCC”). Without limiting the foregoing, this Indenture constitutes a fixture financing statement with respect to property, including fixtures, of a transmitting utility within the purview and intent of Section 501(b) of the Illinois UCC (810 ILCS 5/1-501(b)).
          (b) For the purposes of subsection (a) above:
          (i) the Debtor shall be the Company and the address of the Debtor shall be ITC Midwest LLC, 39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375, Attention: Daniel J. Oginsky, Esq.;
           (ii) the Secured Party shall be the Trustee and the address of the Secured Party shall be The Bank of New York Trust Company, N.A., 2 N. LaSalle, Suite 1020, Chicago, Illinois 60602, Attention: Global Corporate Trust;
          (iii) the Collateral shall be such of the Mortgaged Property described in this Indenture located in the State of Illinois as constitutes collateral as to which a security interest may be created or perfected pursuant to the Illinois UCC;
          (iv) the Collateral is located in or at the real property in the State of Illinois described in Exhibit A to this Indenture; and
          (v) the Collateral constitutes property, including fixtures, of a transmitting utility as referred to in Sections 9-102 (810 ILCS 5/1-101) and 9-501(b) (810 ILCS 5/1-501(b)) of the Illinois UCC.
SECTION 17.11 In Rem Proceedings.
          Supplementing other provisions hereof, mortgage foreclosures and other In Rem proceedings against the Company may be brought in each county in Illinois in which the Mortgaged Property is located or any federal court of competent jurisdiction in Illinois.
ARTICLE XVIII
Iowa Provisions
SECTION 18.01 Effect of Iowa Provisions.
          The provisions of this Article XVIII apply solely with respect to Mortgaged Property located in the State of Iowa. Notwithstanding anything contained to the contrary in this Indenture, if any conflict or inconsistency exists between this Article XVIII and the remainder of this Indenture with respect to Mortgaged Property located in the State of Iowa, this Article XVIII shall govern.
SECTION 18.02 Redemption Rights.
          If this Indenture covers less than ten (10) acres of land in the State of Iowa, and in the event of the foreclosure of this Indenture and sale of the property by sheriff’s sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statutes of the State of Iowa shall be reduced to six (6) months provided the Trustee, in such action, files an election to waive any deficiency judgment against the Company which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Company, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.
          The period of redemption after a foreclosure of this Indenture shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Indenture at the time of such foreclosure; and (3) the Trustee in such action files an election to waive any deficiency judgment against the Company or its successors in interest in such action. If the redemption period is so reduced, the Company or its successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of the Company shall be a presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.
SECTION 18.03 Purchase Money Mortgage.
          This Indenture is a Purchase Money Mortgage as defined in the Iowa Code.
ARTICLE XIX
Minnesota Provisions
SECTION 19.01 Effect of Minnesota Provisions.
          The provisions of this Article XIX apply solely with respect to Mortgaged Property located in the State of Minnesota. Notwithstanding anything contained to the contrary in this Indenture, if any conflict or inconsistency exists between this Article XIX and the remainder of this Indenture with respect to Mortgaged Property located in the State of Minnesota, this Article XIX shall govern.
SECTION 19.02 Foreclosure; Action or Advertisement.
          Upon an Event of Default, the Trustee may (and is hereby authorized and empowered to) foreclose this Indenture by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser to the full extent of the Company’s interest and, out of the proceeds arising from such sale, to pay all Securities secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees the Company agrees to pay. Any real estate or interest or estate sold hereunder may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as the Trustee, in its sole discretion, may elect. In case of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Indenture, the Trustee, its successors and assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use any sum then due under the Indenture and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced and unpaid hereunder, and all statutory charges for such foreclosure including maximum attorney’s fees allowed by law in order that there may be credited as paid on the purchase price the sum then due under the Indenture and all other sums, with interest, advanced and unpaid hereunder, and all charges and expenses of such foreclosure including maximum attorney’s fees allowed by law.
SECTION 19.03 Remedies Under UCC.
          If an Event of Default exists, the Trustee may, at the Trustee’s election, exercise all rights, remedies and recourse available to a secured party under the Uniform Commercial Code (in addition to the rights available to a mortgagee of real property), including the right to proceed under the provisions of the Uniform Commercial Code governing default as to any Mortgaged Property as defined in this Indenture which may be included on the Mortgaged Property or which may be deemed non-realty in a foreclosure of this Indenture or to proceed as to such Mortgaged Property in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.
SECTION 19.04 Acknowledgment of Waiver of Hearing Before Sale.
          The Company understands and agrees that if an Event of Default shall occur, the Trustee has the right, inter alia, to foreclose this Indenture by advertisement pursuant to Minn. Stat. Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if the Trustee elects to foreclose by advertisement, it may cause the Mortgaged Property or any part thereof to be sold at public action; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation, and that no personal notice is required to be served upon the Company. The Company further understands that upon the occurrence of an Event of Default, the Trustee may also elect its rights under the Uniform Commercial Code and take possession of the non-real estate items of the Mortgaged Property and dispose of the same by sale or otherwise in one or more parcels, provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereinafter amended or by any similar or replacement statute hereafter enacted. The Company further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the Mortgaged Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to the Company and neither said procedure for foreclosure by advertisement nor the Uniform Commercial Code requires any hearing or other judicial proceeding. THE COMPANY HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL MORTGAGED PROPERTY MAY BE DISPOSED OF PURSUANT TO THE UNIFORM

COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. THE COMPANY ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND COMPANY’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT THE COMPANY UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.
SECTION 19.05 Waiver of Redemption, Notice and Marshalling of Assets.
          To the fullest extent permitted by law, the Company hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to the Company by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by the Trustee to exercise or the actual exercise of any right, remedy or recourse provided for under any of the documents evidencing the loan and/or indebtedness secured hereby, (c) any right to a marshalling of assets or a sale in inverse order of alienation, (d) any appraisal before a sale of any portion of the Mortgaged Property, and (e) any extension of time for the enforcement and collection of the Securities, the indebtedness secured hereby, or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent the Company may do so, the Company agrees that the Company will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter enforced providing for any appraisal, evaluation, stay, extension or redemption, and the Company, to the extent permitted by law, waives and releases all rights of redemption, valuation, appraisal, stay of execution or notice of election to mature or declare due the whole of this Indenture.
SECTION 19.06 Assignment of Leases and Rents.
          It is the intention of the Company to establish a present, absolute and irrevocable transfer and assignment to the Trustee of all rents and of all of the Company’s right, title and interest in, to and under all leases, and the Company does hereby appoint irrevocably the Trustee as the Company’s true and lawful attorney in the Company’s name and stead, which appointment is coupled with an interest, to collect all said rents, subject however, to a revocable license hereby granted by the Trustee to the Company to collect and receive all of the rents, to hold all rents in trust for the benefit of the Trustee and to apply all rents to pay the installments of interest and principal then due and payable under the Securities and the other amounts then due and payable under the other documents evidencing the loan and/or indebtedness secured hereby, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, taxes and insurance premiums, tenant improvements and other capital expenditures and to exercise all rights, power and authority granted to the Trustee under the leases (such license evidenced by the Trustee’s acceptance of this Indenture), subject to the terms and conditions hereof.
          (a) Notwithstanding anything to the contrary herein or in any of the documents evidencing the loan to the contrary, the assignment in this Article XIX and in the Indenture is an absolute, unconditional and presently effective assignment and not an assignment for additional security only; provided, however, upon the occurrence of any Event of Default, the Company’s revocable license to collect the rents set forth above and to exercise all rights, power and authority under the leases as set forth in this Indenture shall immediately cease and terminate. Upon or at any time during the continuance of an Event of Default, including but not limited to failure of the Company to pay any of the items set forth in Section 19.07 below, or if any material representation or warranty herein proves to be untrue, then the Trustee, without regard to waste, adequacy of the security or solvency of the Company, may declare all indebtedness secured hereby immediately due and payable and may, at its option, without notice:
               (i) in person or by agent, with or without taking possession of or entering the Mortgaged Property, with or without any action or proceeding, give or require the Company to give, notice to any or all tenants under any lease authorizing and directing the tenant to pay such rents and profits to the Trustee; collect all of the rents and profits; enforce the payment thereof and exercise all of the rights of the landlord under the leases and all of the rights of the Trustee hereunder, may enter upon, take possession of, manage and operate said Mortgaged Property, or any part thereof; may cancel, enforce or modify the leases, and fix or modify rents, and do any acts which the Trustee deems proper to protect the security hereof with or without taking possession of the Mortgaged Property; and/or
               (ii) apply for the appointment of a receiver in accordance with the statutes and law made and provided for, which receivership the Company hereby consents to, who shall collect the rents and profits, and all other income of any kind; manage the Mortgaged Property so to prevent waste; execute leases within or beyond the period of receivership, and perform the terms of this Indenture and apply the rents and profits as hereinafter provided.
          (b) The entering upon and taking possession of the Mortgaged Property, the appointment of a receiver, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any Event of Default under this Indenture nor in any way operate to prevent the Trustee from pursuing any other remedy which it may now or hereafter have under the terms of this Indenture nor shall it in any way be deemed to constitute the Trustee a mortgagee-in-possession. The rights and powers of the Trustee hereunder shall remain in full force and effect both prior to and after any foreclosure of the Indenture and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including the Trustee, shall have the right, at any time and without limitation as provided in Minn. Stat. § 582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Mortgaged Property and the sum so advanced, with interest as the rate then in effect under the terms of the Securities, shall be a part of the sum required to be paid to redeem from any foreclosure sale. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Mortgaged Property is in danger of being lost, materially injured or damaged or whether the Mortgaged Property is adequate to discharge the debt.

SECTION 19.07 Application of Rents.
          All rents collected by the Trustee, or by a receiver, shall be held and applied in the following order:
          (a) to payment of all reasonable fees of the receiver, if any, approved by the court;
          (b) to the repayment when due of all tenant security deposits pursuant to the provisions of Minnesota Statutes § 504B.178;
          (c) to payment of all delinquent or current real estate taxes and special assessments payable with respect to the Mortgaged Property or, if this Indenture so requires, to the periodic escrow for the payment thereof;
          (d) to payment of all premiums then due for the insurance required by the provisions of this Indenture or, if this Indenture so requires, to the periodic escrow for the payment thereof;
          (e) to payment of expenses incurred for normal maintenance of the Mortgaged Property;
          (f) if received prior to any foreclosure sale of the Mortgaged Property to the Trustee for payment of the Securities secured by this Indenture, but no such payment made after acceleration of the Securities shall affect such acceleration; and
          (g) if received during or with respect to a period after a foreclosure sale of the Mortgaged Property:
               (i) if the purchaser at the foreclosure sale is not the Trustee, first to the Trustee to the extent of any deficiency of the sale proceeds to repay the Securities secured by this Indenture, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property;
               (ii) if the purchaser at the foreclosure sale is the Trustee, first to the Trustee to the extent of any deficiency of the sale proceeds to repay the Securities secured by this Indenture and the balance to be retained by the Trustee as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the Trustee, whether or not such deficiency exists.
          The rights and powers of the Trustee under the Assignment of Leases and Rents contained in this Indenture and the application of the rents shall continue and remain in full force and effect both before and after commencement of any action or procedure to foreclose this Indenture, after any foreclosure sale of the Company’s interest in the Mortgaged Property in connection with the foreclosure of this Indenture, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the Securities exists after such foreclosure sale. Notwithstanding anything to the contrary contained in this Indenture, this assignment shall not reduce the indebtedness secured hereby except to the extent that rents, income, receipts, revenues, issues, profits, and proceeds from the Mortgaged Property are actually received by the Trustee and applied to the indebtedness secured hereby. The rights and powers of the Trustee and receivers under this Indenture and the application of rents under this Section 19.07 shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.
SECTION 19.08 Fixture Filing.
          As to those items of Mortgaged Property described in this Indenture that are, or are to become fixtures related to the real estate mortgaged herein, and all products and proceeds thereof, it is intended as to those items that THIS INDENTURE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of its filing in the real estate records of the County where the Mortgaged Property is situated. The name of the record owner of said real estate is the Company set forth in Page 1 to this Indenture. Information concerning the security interest created by this instrument may be obtained from the Trustee, as secured party, at its address as set forth in Section 1.08 of this Indenture. The address of the Company, as debtor, is as set forth in Section 1.08 to this Indenture. This document covers goods which are or are to become fixtures. The Company’s Federal Tax Identification Number is 26-0877670. The Company is a limited liability company organized under the laws of the State of Michigan. The Company’s Michigan organizational identification number is D1319R.
SECTION 19.09 Business Loan/Non-Agricultural Use.
          The Company represents and warrants to the Trustee that the loan evidenced by the Securities is a business loan transacted solely for the purpose of carrying on the business of the Company and the Mortgaged Property does not constitute the homestead of the Company. The Company represents and warrants that as of the date of this Indenture the Mortgaged Property is not in agricultural use as defined in Minn. Stat. § 40A.02. Subd. 3 and is not used for agricultural purposes.
SECTION 19.10 Future Advances.
          To the extent that this Indenture is deemed to secure future advances including, but not limited to, interest, the amount of such advances is not currently known. The delivery and acceptance of this Indenture by the Company and the Trustee, however, constitutes an acknowledgment that the Company and the Trustee are aware of the provisions of Minn. Stat. § 287.05. Subd. 5, and intend to comply with the requirements contained therein. The representations contained in this Section 19.10 are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Indenture.
SECTION 19.11 Maturity Date.
          If not sooner paid, the indebtedness secured by this Indenture is due and payable in full on January 31, 2038.

SECTION 19.12 Payment of Debt and Performance of Obligations.
          The Company covenants to pay the debt at the time and in the manner provided in this Indenture and the Securities and fully and punctually perform all obligations when and as required therein.
SECTION 19.13 Mortgaged Property Definition.
          The definition of “personal property” as encompassed within the definition of Mortgaged Property shall also include all portions of the Mortgaged Property that may not be deemed real property or may not constitute a “fixture” (within the meaning of Minn. Stat. § 336.9-313 of the Uniform Commercial Code) and all replacements, substitutions, and additions for and to the same, whether acquired now or in the future, and all products and cash and non-cash proceeds thereof.
SECTION 19.14 Secured Obligations.
          The following shall be included within the debt amount set forth in this Indenture to the extent not already contained therein, and this Indenture shall secure the following:
          (a) all sums advanced in protecting the lien of this Indenture, in payment of taxes on the Mortgaged Property, and payment of insurance premiums covering improvements thereon, in payment of principal and interest on prior liens, and payment of expenses and attorneys’ fees herein provided for and all sums advanced for any other purpose authorized herein or the payment or performance of other obligations of the Company under the Securities and this Indenture;
          (b) any and all other charges and amounts payable under the Securities or this Indenture, as are exempt from Minnesota mortgage registry tax (the “Registry Tax”) under Minn. Stat. § 287.035 and under § 287.05, Subd. 4;
          (c) any and all charges, amounts and non-monetary obligations under the Securities and this Indenture, which are not otherwise subject to Registry Tax;
          (d) any and all charges and amounts payable under the Securities and this Indenture on which the Registry Tax has been paid; and
          (e) interest from time to time payable on any or all of the foregoing.
ARTICLE XX
Missouri Provisions
SECTION 20.01 Effect of Missouri Provisions.
          The provisions of this Article XX apply solely with respect to Mortgaged Property located in the State of Missouri (“Missouri Mortgaged Property”). Notwithstanding

anything contained to the contrary in this Indenture, if any conflict or inconsistency exists between this Article XX and the remainder of this Indenture with respect to Missouri Mortgaged Property, this Article XX shall govern.
SECTION 20.02 Deed of Trust Future Advance Security Instrument.
          This Indenture is governed by Section 443.055 of the Revised Statutes of Missouri, as amended, is intended and agreed to be a security instrument as defined in said Section, and secures present and future advances and present and future obligations, whether optional or obligatory, in the maximum face amount of $400,000,000, for purposes of collateral located in the State of Missouri only. The future advances and future obligations secured hereby may be evidenced not only by the Securities herein described, but also such other notes, guarantees and other documents executed and delivered by the Company to the Trustee or Holders subsequent to the date hereof provided that, on the face or within the body thereof, such notes, guarantees or other documents state that they are secured by this Indenture. Neither the existence or priority of this Indenture shall be adversely affected if at any time or from time to time subsequent to the date hereof there are no obligations secured hereby or the obligations secured hereby are reduced to zero. Subject only to the limitations of said Section 443.055 aforesaid, the total amount of obligations secured hereby may increase or decrease from time to time without affecting the validity or priority of this Indenture.
SECTION 20.03 Grant to Missouri Deed of Trust Trustee.
          For and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and also in consideration of the debt hereinbefore mentioned and of the various agreements contained herein, and as security for the debt hereinbefore mentioned, the Company does hereby irrevocably GRANT, BARGAIN, SELL, ALIEN, REMISE, RELEASE, CONVEY, ASSIGN AND CONFIRM unto Dan Dwyer, with an address of 911 Washington Avenue, Suite 300, St. Louis, Missouri 63101 (the “Missouri Deed of Trust Trustee”), its successors and assigns, with power of sale, all of the Company’s estate, right, title and interest in, to the Missouri Mortgaged Property. The Company makes the foregoing grant to Missouri Deed of Trust Trustee to hold the Missouri Mortgaged Property in trust for the benefit of the Holders and for the purposes and upon the terms and conditions hereinafter set forth.
          TO HAVE AND TO HOLD the same, together with all the privileges and appurtenances thereunto belonging: In trust nevertheless, in case of default by the Company hereunder, then upon notice and demand to the extent provided herein, or required by law, to foreclose this Indenture, and to sell and dispose of the Missouri Mortgaged Property (or any part thereof) and all the right, title and interest of the Company therein in the manner as may then be provided by law and to issue, execute and deliver its certificate of purchase, trustee’s deed or certificate of redemption all as then may be provided herein and by law. The sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against the Company and all other persons claiming the Missouri Mortgaged Property or any part hereof by, from, through or under the Company.

          IN TRUST HOWEVER, FOR THE PURPOSE OF SECURING, unto the Holders, their successors and assigns in such order of priority as Trustee, on behalf of the Holders, may elect:
          (1) All indebtedness and obligations arising pursuant to the provisions of this Indenture;
          (2) Any and all additional advances made by the Holders to protect or preserve the collateral or the security created hereby on the collateral, or for taxes, assessments or insurance premiums as hereafter provided, or for performance of any of the Company’s obligations hereunder, or for any other purpose provided herein (whether or not the original Company remains the owner of the Missouri Mortgaged Property at the time of such advances), provided, however, nothing hereunder shall be deemed to obligate Beneficiary to make any such advances;
          (3) All indebtedness and obligations arising pursuant to any instrument evidencing the advance of additional sums by the Trustee or Holders to the Company;
          (4) Any and all renewals or extensions of and substitutions for any of the above-referenced indebtedness or obligations, or any part thereof; and
          (5) Any and all other indebtedness now owing or which may hereafter be owing by the Company to the Holders, however and whenever incurred.
          The word “Indebtedness”, as used herein, shall mean all of the indebtedness, obligations and liabilities described or referred to in clauses (1) through (5) above inclusive.
          PROVIDED, HOWEVER, that if the Company shall pay or cause to be paid to the holder(s) of the Outstanding Securities the principal and interest, and all other charges to become due thereupon at the time and in the manner stipulated therein, and shall pay or cause to be paid all other sums payable hereunder and all indebtedness hereby secured, then, in such case, the estate, right, title and interest of the Missouri Deed of Trust Trustee, the Trustee, and the Holders in and to the Missouri Mortgaged Property shall cease, determine and become void, and upon proof being given to the satisfaction of the Missouri Deed of Trust Trustee, Trustee and the Holders that the Outstanding Securities, together with interest, and all other charges due thereon have been paid or satisfied, and upon payment of all fees, costs, charges, expenses and liabilities chargeable or incurred or to be incurred by Missouri Deed of Trust Trustee, and of any other sums as herein provided, the Missouri Deed of Trust Trustee or Trustee, as the case may be, shall, upon receipt of the written request of the Company and at the Company’s expense (to the extent permitted by law) cancel, release and discharge this Indenture.
SECTION 20.04 Missouri Deed of Trust Remedies.
          Upon an Event of Default:
          (a) At the option of the Trustee, on behalf of the Holders, all of the Securities then outstanding and unpaid and all accrued and unpaid interest thereon shall become and be due and payable immediately, anything in this Indenture to the contrary notwithstanding.

          (b) Upon demand of the Trustee or the Holders, the Company shall forthwith surrender to the Trustee, on behalf of the Holders, the actual possession of all of the Missouri Mortgaged Property and it shall be lawful (whether or not the Company has so surrendered possession) for the Trustee, on behalf of the Holders, either personally or by agents or attorneys, forthwith to enter into or upon the Missouri Mortgaged Property and to exclude the Company, the agents and servants of the Company, and all parties claiming by, through or under the Company, wholly therefrom, and the Trustee, on behalf of the Holders, shall thereupon be solely and exclusively entitled to possession of said Missouri Mortgaged Property and every part thereof, and to use, operate, manage and control the same, either personally or by managers, agents, servants or attorneys to the fullest extent authorized by law; and upon every such entry, the Trustee or Holders may, from time to time, at the expense of the Company, make all necessary and proper repairs and replacements to the Missouri Mortgaged Property as the Trustee or Holders in their reasonable discretion sees fit, and any amounts so expended shall be due on demand, bear interest at the default rate and shall be secured hereby.
          (c) The Trustee or Holders may make demand for and collect and receive all rents and income from the Missouri Mortgaged Property, including rents and income accrued but unpaid prior to the date of such default, and the receipt of the Holders therefor shall be binding on the Company with respect to the amount so paid. All sums of money received by the Holders from rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Securities in such order and manner as the Trustee or Holders may elect, or applied to remedy any default hereunder as the Trustee or Holders may direct. Any lessee of the Missouri Mortgaged Property, or any part thereof, shall be fully protected in relying and acting upon the written statement of the Trustee to the effect that this Indenture is in default and that the Holders are entitled to receive the rents and income hereunder, notwithstanding any notice to or knowledge of said lessee to the contrary. Such lessee shall have no duty to determine that any sum paid to the Holders hereunder is properly applied by the Holders.
          (d) The Missouri Deed of Trust Trustee, at the request of the Trustee or the Holders, shall proceed to sell, either by herself or by agent or attorney, the Missouri Mortgaged Property or any part(s) thereof at public vendue or outcry at the customary place to the highest bidder for cash after first giving notice as required by the statutes of the State of Missouri and upon such sale the Missouri Deed of Trust Trustee shall receive the proceeds of such sale and shall execute and deliver deed or deeds or other instruments of conveyance, assignment and transfer to the property sold, to the purchaser or purchasers thereof.
          (e) The Missouri Deed of Trust Trustee or the Trustee or both may proceed by suit or suits at law or in equity to enforce the Securities and to foreclose the Lien created by this Indenture and in such event the Missouri Deed of Trust Trustee shall be entitled to a reasonable fee for his or her services, and the Missouri Deed of Trust Trustee and the Trustee shall be entitled to be reimbursed for their respective attorneys’ fees and for all other expenses, costs and outlays.
          (f) The Holders shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged Property, without notice and without regard to the solvency or insolvency of the Company at the time of the application for such receiver, and without regard to the then value of the Missouri Mortgaged Property, and the Missouri Deed of Trust Trustee may be appointed as such receiver. Such receiver shall have full power to (i) collect the rents, issues and profits from the Missouri Mortgaged Property, (ii) construct or complete the construction of any improvements on the Missouri Mortgaged Property, (iii) exercise any right or remedy granted to the Trustee or Holders under this Indenture, and (iv) all other powers necessary or incidental for the protection, possession, control, development, management, leasing and operation of the Missouri Mortgaged Property.
SECTION 20.05 Lease of Property.
          Until a sale is held hereunder, the Missouri Deed of Trust Trustee hereby lets the Mortgaged Property to the Company upon the following terms and conditions: the Company, and any and all persons claiming or possessing the Missouri Mortgaged Property, and any part thereof, by, through, or under it will pay rent therefor at the rate of one cent per month, payable monthly upon demand and will surrender peaceable possession of the Missouri Mortgaged Property and any and every part thereof to the Missouri Deed of Trust Trustee, any of its successors or assigns, or purchasers thereof, without notice or demand therefor, upon the occurrence of any Event of Default.
SECTION 20.06 Rights Pertaining to Sales.
          (a) In any sale or sales made by Missouri Deed of Trust Trustee under the power herein granted, or upon any sale or sales under or by virtue of any judicial proceedings:
               (i) the whole of the Missouri Mortgaged Property, real, personal and mixed, may be sold in one parcel as an entirety, or the Missouri Mortgaged Property may be sold in separate parcels as may be determined by Missouri Deed of Trust Trustee and/or the Trustee in their discretion;
               (ii) all recitals contained in any deed or other instrument of conveyance, assignment or transfer made and delivered by Missouri Deed of Trust Trustee in pursuance of the powers granted and conferred herein, shall be prima facie evidence of the facts therein set forth;
               (iii) such sale or sales shall operate to divest the Company of all right, title, interest, claim and demand, either at law or in equity, under statute or otherwise, in and to the Missouri Mortgaged Property and every part thereof so sold and shall be a perpetual bar, both in law or equity, against the Company and any and all persons claiming or to claim from, through or under the Company; and
               (iv) the Trustee, on behalf of the Holders, may bid for and purchase the Missouri Mortgaged Property or any part thereof and may make payment therefor by presenting to the Missouri Deed of Trust Trustee the Securities secured hereby or the other evidences of the Securities so that there may be endorsed as paid thereon the amount of such bid which is to be applied to payment of the Securities as herein provided. Each time it shall become necessary to insert an advertisement of foreclosure, and sale is not had, Missouri Deed of Trust Trustee shall be entitled to receive the sum of One Hundred Dollars ($100.00) for services and the amount of all advertising charges from the Company, all of which shall be further secured hereby.

          (b) The Company shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension or exemption laws, or any so-called “moratorium laws”, now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Indenture, and the Company hereby waives the benefit of such laws. The Company, for itself, its successors and assigns, hereby wholly waives the period of redemption and any right of redemption provided under any existing or future law in the event of a foreclosure of this Indenture. The Company, for itself and all who may claim through or under it, hereby waives any and all right to have the property and estates comprising the Missouri Mortgaged Property marshaled upon any foreclosure of the Lien hereof and hereby agrees that any court having jurisdiction to foreclose such Lien may order the Missouri Mortgaged Property sold as an entirety. The Company hereby waives any order or decree of foreclosure, pursuant to the rights herein granted, on behalf of the Company, and each and every person acquiring any interest in or title to the Missouri Mortgaged Property, subsequent to the date of this Indenture, and on behalf of all other persons to the extent permitted by any requirement of law.
SECTION 20.07 Replacement Missouri Deed of Trust Trustee.
          The Missouri Deed of Trust Trustee may resign at any time by written instrument to that effect delivered to the Trustee and the Holders. The Trustee shall be entitled to remove, at any time and from time to time, the Missouri Deed of Trust Trustee. In case of the death, removal, resignation, refusal to act or otherwise being unable to act of the Missouri Deed of Trust Trustee, the Trustee shall be entitled to select and appoint a successor Missouri Deed of Trust Trustee hereunder by an instrument duly executed, acknowledged and recorded in the manner and form for conveyances of real estate in the State of Missouri, and any such successor Missouri Deed of Trust Trustee shall thereupon succeed to Missouri Deed of Trust Trustee as Missouri Deed of Trust Trustee hereunder and to all of the rights, powers, duties, obligations and estate of said Missouri Deed of Trust Trustee as if specifically named herein, provided no defect or irregularity in the resignation or removal of said Missouri Deed of Trust Trustee or in the appointment of a successor Missouri Deed of Trust Trustee or in the execution and recording of such instrument shall affect the validity of said resignation, removal or appointment or any act or thing done by such successor Missouri Deed of Trust Trustee pursuant thereto. Missouri Deed of Trust Trustee shall not be disqualified from acting as Missouri Deed of Trust Trustee hereunder or from performing any of the duties of Missouri Deed of Trust Trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that Missouri Deed of Trust Trustee is an officer, employee or stockholder of any of the Holders, or is interested, directly or indirectly, the Company hereby expressly consenting to Missouri Deed of Trust Trustee acting as Missouri Deed of Trust Trustee irrespective of the fact that Missouri Deed of Trust Trustee might be otherwise disqualified for any of the foregoing reasons, and that any interest which Missouri Deed of Trust Trustee or any successor shall have or may acquire in the Securities, or the Missouri Mortgaged Property, shall neither interfere with nor prevent his acting as Missouri Deed of Trust Trustee or from purchasing said property at said sale or sales, and all parties waive any objection to Missouri Deed of Trust Trustee having or acquiring any such interest in the Securities or Missouri Mortgaged Property and continuing to act as Missouri Deed of Trust Trustee. Missouri Deed of Trust Trustee shall not be liable for any error of judgment or act done by Missouri Deed of Trust Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Missouri Deed of Trust Trustee’s gross negligence or willful misconduct. Missouri Deed of Trust Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Missouri Deed of Trust Trustee hereunder, believed by Missouri Deed of Trust Trustee in good faith to be genuine. All moneys received by Missouri Deed of Trust Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Missouri Deed of Trust Trustee shall be under no liability for interest on any moneys received by Missouri Deed of Trust Trustee hereunder. The Company shall protect, indemnify, defend and hold harmless Missouri Deed of Trust Trustee and her heirs, successors and assigns (the “indemnified parties”) from and against any and all demands, losses, obligations, damages, claims, liabilities, suits, causes of action, judgments, settlements, fines, charges, penalties, costs and expenses (including without limitation attorneys’ fees and disbursements), of any type or nature whatsoever, which may be imposed on, or incurred by or asserted against any of the indemnified parties arising or resulting from or by reason of (whether directly or indirectly): (i) any misrepresentation or breach of covenant or warranty of the Company herein; (ii) any Event of Default; (iii) any personal injury, death or property damage arising out of the ownership, the use or occupation of the Missouri Mortgaged Property; (iv) any condition of the Missouri Mortgaged Property, including without limitation, those conditions regulated by environmental, health, and/or safety laws, rules, regulations, ordinances or codes; (v) any damage or destruction of the Missouri Mortgaged Property or any portions thereof; (vi) any condemnation or other taking of the Missouri Mortgaged Property or any portion thereof; (vii) any Liens; or (viii) any transaction in any way connected with this Indenture; provided, however, that the Company shall not indemnify the Holders for any liability, loss or damage which the Holders may incur as a result of (i) the gross negligence or willful misconduct of the Holders or their agents, employees, contractors or assigns, or (ii) matters first arising after the Holders or their agents, employees, or assignees acquire title to the Missouri Mortgaged Property or after the Holders or any such other parties acquire possession of the Missouri Mortgaged Property, as a mortgagee in possession or otherwise. The indemnities given herein and imposed hereby shall survive payment in full of the Securities, and the release, termination or foreclosure of this Indenture.
SECTION 20.08 Mo. Rev. Statutes Section 427.120 Notice.
          The following notice is given to comply with Section 427.120 of the Revised Statutes of Missouri:
UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS INDENTURE TO THE TRUSTEE, THE TRUSTEE MAY PURCHASE INSURANCE AT THE COMPANY’S EXPENSE TO PROTECT THE TRUSTEE’S INTERESTS IN THE COMPANY’S COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY’S INTERESTS. THE COVERAGE THAT THE TRUSTEE PURCHASES MAY NOT PAY ANY CLAIM THAT THE COMPANY MAKES OR ANY CLAIM THAT IS MADE AGAINST THE COMPANY IN CONNECTION WITH THE COMPANY’S COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE TRUSTEE, BUT ONLY AFTER PROVIDING EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS INDENTURE. IF THE TRUSTEE PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE

FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE COMPANY’S TOTAL OUTSTANDING BALANCE OR OBLIGATION HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.
SECTION 20.09 Mo. Rev. Statutes Section 432.045 Notice.
          The following notice is given to comply with Section 432.045 of the Revised Statutes of Missouri:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT LENDER AND MAKER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THEY REACHED COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES HERETO, EXCEPT AS THEY MAY LATER AGREE IN WRITING TO MODIFY IT.
SECTION 20.10 Business Purpose Statement.
          This Indenture is security for a loan given in a business transaction as contemplated by Mo. Rev. St. §443.055(10). The Mortgaged Property is not used or bought for personal, family or household purposes.
SECTION 20.11 Environmental Representation.
          The Company hereby represents that the Mortgaged Property is not listed on the Registry of Confirmed, Abandoned or Uncontrolled Hazardous Waste Disposal Sites maintained by the Missouri Department of Natural Resources pursuant to RSMO §260.440.
SECTION 20.12 Notice of Termination As Security For Future Advances.
          If the Company shall give to the Trustee the notice under the provisions of Section 443.055(6) of the Revised Statutes of Missouri electing to terminate the operation of this Indenture as security for future advances or future obligations from and after the date the Trustee receives the notice required, the giving of such notice may, at the option of the Trustee, constitute a default under this Indenture.
SECTION 20.13 Fixture Filing.
          This Indenture constitutes a financing statement filed as a fixture filing under Sections 9-313 and 9-402 of the Uniform Commercial Code, as amended or recodified from time to time, covering any of the fixtures which now is or later may become fixtures attached to the

Mortgaged Property. The following addresses are the mailing address of Company, as debtor under the Uniform Commercial Code, and the Trustee, as secured party under the Uniform Commercial Code, respectively:

Company:	ITC Midwest LLC
39500 Orchard Hill Place
Suite 200
Novi, Michigan 48375
Attention: Daniel J. Oginsky, Esq.

Michigan Organizational Identification No. D1319R

Trustee:	The Bank of New York Trust Company, N.A.
2 N. LaSalle, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust

          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. Any such counterpart, as recorded or filed in any jurisdiction, may omit such portions of Exhibit A hereto as shall not describe or refer to properties located in such jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ITC MIDWEST LLC

By:	ITC Holdings Corp.,
as Sole Member

By:	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky Title: Vice President and General Counsel

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Roxane Ellwanger

Name: Roxane Ellwanger Title: Assistant Vice President

STATE OF MICHIGAN	)
) ss.:
COUNTY OF OAKLAND	)
     On this 14th day of January 2008, before me personally appeared Daniel J. Oginsky, to me known to be Vice President and General Counsel of ITC Holdings Corp., the sole member of ITC MIDWEST LLC, one of the entities that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said company.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.
/s/ Janet E. Reed

Janet E. Reed, Notary Public
Livingston County, Michigan
Acting in Oakland County, Michigan
My Commission expires: August 26, 2008

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)
     On the 14th day of January in the year 2008 before me, the undersigned, personally appeared Roxane Ellwanger, Assistant Vice President of The Bank of New York Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ A. Hernandez

Print Name: A. Hernandez
Notary Public in and for the State of Illinois
Commission expires: 7/8/10
Drafted by:
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
When recorded return to:
The Bank of New York Trust Company, N.A.
2 N. LaSalle, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust

Exhibit A
REAL PROPERTY
State of Illinois
State of Iowa
State of Minnesota
State of Missouri

A-1

Schedule I
RECORDING INFORMATION
List of Recording Jurisdictions are:

I-1

COUNTY
Easements — Corridor
Appanoose County, IA
Benton County, IA
Black Hawk County, IA
Brown County, MN
Buchanan County, IA
Buena Vista County, IA
Butler County, IA
Carroll County, IL
Cedar County, IA
Cerro Gordo County, IA
Chickasaw County, IA
Clark County, MO
Clarke County, IA
Clay County, IA
Clinton County, IA
Cottonwood County, MN
Davis County, IA
Delaware County, IA
Des Moines County, IA
Dickinson County, IA
Dubuque County, IA
Fayette County, IA
Hamilton County, IA
Hardin County, IA
Henry County, IA
Howard County, IA
Iowa County, IA
Jackson County, IA
Jackson County, MN
Jasper County, IA
Jefferson County, IA
Jo Daviess County, IL
Johnson County, IA
Lee County, IA
Linn County, IA
Louisa County, IA
Lucas County, IA
Mahaska County, IA
Marshall County, IA
Martin County, MN

Mitchell County, IA
Monroe County, IA
Mower County, MN
Muscatine County, IA
Poweshiek County, IA
Redwood County, MN
Rock Island County, IL
Tama County, IA
Union County, IA
Wapello County, IA
Washington County, IA
Watonwan County, MN
Whiteside County, IL
Winnebago County, IA
Easements — Substations
Cerro Gordo County, IA
Dickinson County, IA
Iowa County, IA
Jo Daviess County, IL
Johnson County, IA
Lee County, IA
Linn County, IA
Mitchell County, IA
Story County, IA
Partial Assignment of Shared Corridor Easements
Adair County, IA
Allamakee County, IA
Appanoose County, IA
Audubon County, IA
Benton County, IA
Blue Earth County, MN
Boone County, IA
Bremer County, IA
Brown County, MN
Buchanan County, IA
Buena Vista County, IA
Butler County, IA
Cass County, IA
Cedar County, IA
Cerro Gordo County, IA
Chickasaw County, IA

Clarke County, IA
Clay County, IA
Clayton County, IA
Clinton County, IA
Cottonwood County, MN
Dallas County, IA
Decatur County, IA
Delaware County, IA
Des Moines County, IA
Dickinson County, IA
Dubuque County, IA
Emmet County, IA
Faribault County, MN
Fayette County, IA
Fillmore County, MN
Floyd County, IA
Franklin County, IA
Freeborn County, MN
Greene County, IA
Grundy County, IA
Guthrie County, IA
Hamilton County, IA
Hancock County, IA
Hardin County, IA
Henry County, IA
Howard County, IA
Iowa County, IA
Jackson County, IA
Jackson County, MN
Jasper County, IA
Jefferson County, IA
Jo Daviess County, IL
Johnson County, IA
Jones County, IA
Keokuk County, IA
Kossuth County, IA
Lee County, IA
Le Sueur County, MN
Linn County, IA
Louisa County, IA
Lucas County, IA
Lyon County, IA
Mahaska County, IA
Marshall County, IA
Martin County, MN

Mitchell County, IA
Monroe County, IA
Mower County, MN
Murray County, MN
Muscatine County, IA
Nobles County, MN
Olmsted County, MN
Osceola County, IA
Palo Alto County, IA
Pocahontas County, IA
Polk County, IA
Poweshiek County, IA
Redwood County, MN
Ringgold County, IA
Rock County, MN
Scott County, IA
Sioux County, IA
Steele County, MN
Story County, IA
Tama County, IA
Taylor County, IA
Union County, IA
Van Buren County, IA
Wapello County, IA
Washington County, IA
Watonwan County, MN
Wayne County, IA
Webster County, IA
Winnebago County, IA
Wineshiek County, IA
Winona County, MN
Worth County, IA
Wright County, IA
Partial Assignment of Primarily Transmission Substation Site Easements
Hardin County, IA
Lee County, IA
Partial Assignment of Primarily Distribution Substation Site Easements
Buchanan County, IA
Delaware County, IA
Jasper County, IA
Linn County, IA

Monroe County, IA
Osceola County, IA
Story County, IA
Wapello County, IA
Primarily Transmission Easements (Substation Sites)
Appanoose County, IA
Benton County, IA
Boone County, IA
Buchanan County, IA
Clayton County, IA
Clinton County, IA
Cottonwood County, MN
Dallas County, IA
Dubuque County, IA
Faribault County, MN
Fillmore County, MN
Freeborn County, MN
Grundy County, IA
Hancock County, IA
Iowa County, IA
Jackson County
Jones County, IA,
Linn County, IA
Monroe County, IA
Mower County, MN
Osceola County, IA
Ringgold County, IA
Rock County, MN
Story County, IA
Tama County, IA
Union County, IA
Van Buren County, IA
Wapello County, IA
Wayne County, IA
Worth County, IA
Primarily Distribution Easements (Substation Sites)
Allamakee County, IA
Appanoose County, IA
Boone County, IA
Bremer County, IA
Butler County, IA

Cerro Gordo County, IA
Clarke County, IA
Clayton County, IA
Clinton County, IA
Decatur County, IA
Des Moines County, IA
Dubuque County, IA
Emmet County, IA
Faribault County, MN
Fayette County, IA
Fillmore County, MN
Floyd County, IA
Freeborn County, MN
Howard County, IA
Jasper County, IA
Jefferson County, IA
Jones County, IA
Keokuk County, IA
Kossuth County, IA
Lee County, IA
Linn County, IA
Louisa County, IA
Lucas County, IA
Marshall County, IA
Mitchell County, IA
Monroe County, IA
Murray County, MN
Olmsted County, MN
Poweshiek County, IA
Redwood County, MN
Steele County, MN
Story County, IA
Union County, IA
Van Buren County, IA
Wabasha County, MN
Wapello County, IA
Washington County, IA
Watonwan County, MN
Winnebago County, IA
Wineshiek County, IA
Winona County, MN
Worth County, IA
Wright County, IA

Primarily Transmission with Generation Easements (Corridors — Electric Line)
Allamakee County, IA
Appanoose County, IA
Cerro Gordo County, IA (Emery)
Cerro Gordo County, IA (Lime Creek)
Clinton County, IA
Des Moines County, IA
Dubuque County, IA
Le Sueur County
Linn County, IA (Prairie Creek)
Linn County, IA (Sixth Street)
Marshall County, IA
Martin County, MN
Wapello County, IA
Primarily Transmission with Generation Easements (Substation Sites)
Allamakee County, IA
Appanoose County, IA
Cerro Gordo County, IA (Emery)
Cerro Gordo County, IA (Lime Creek)
Clinton County, IA
Des Moines County, IA
Dubuque County, IA
Le Sueur County
Linn County, IA (Prairie Creek)
Linn County, IA (Sixth Street)
Marshall County, IA
Martin County, MN
Wapello County, IA
Deeds — Corridor
Des Moines County, IA
Lee County, IA
Linn County, IA
Linn County, IA (345 kV)
Primarily Distribution Fee Corridors — Easements (Electric Line)
Des Moines County, IA
Linn County, IA (Int Trail)
Linn County, IA (Sixth Street)

Station Deeds
Appanoose County, IA
Benton County, IA
Boone County, IA
Buchanan County, IA
Buena Vista County, IA
Carroll County, IL
Cerro Gordo County, IA
Clark County, MO
Clarke County, IA, IA
Clayton County, IA
Clinton County, IA
Cottonwood County, MN
Dallas County, IA
Des Moines County, IA
Dickinson County, IA
Dubuque County, IA
Emmet County, IA
Faribault County, MN
Fillmore County, MN
Freeborn County, MN
Greene County, IA
Grundy County, IA
Hamilton County, IA
Hancock County, IA
Hardin County, IA
Iowa County, IA
Jackson County, IA
Jackson County, MN
Jasper County, IA
Jefferson County, IA
Johnson County, IA
Jones County, IA
Kossuth County, IA
Le Sueur County, MN
Lee County, IA
Linn County, IA
Lucas County, IA
Marshall County, IA
Monroe County, IA
Mower County, MN
Muscatine County, IA
Nobles County, MN

Osceola County, IA
Pocahontas County, IA
Poweshiek County, IA
Ringgold County, IA
Rock County, MN
Steele County, MN
Story County, IA
Tama County, IA
Union County, IA
Van Buren County, IA
Wapello County, IA
Watonwan County, MN
Wayne County, IA
Whiteside County, IL
Worth County, IA
STATE
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